                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             QUALCOMM INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                     PRELIMINARY PROXY MATERIALS
                              [QUALCOMM LETTERHEAD]


To Our Stockholders:

         Enclosed with this letter are proxy materials for our upcoming Annual Meeting, including detailed descriptions of three stock plan proposals, items 3, 4 and 5. We are requesting your approval of these proposals to allow us to attract, retain and motivate highly qualified employees and outside Board members, and thus enhance the value of the Company.

PHILOSOPHY ON EMPLOYEE COMPENSATION

         An important focus in establishing employee compensation at QUALCOMM is the relationship between long-term compensation and stock price, achieved through the judicious award of stock options. We believe this is a key ingredient to our prospects of success.

         A significant component of our employee compensation philosophy is to grant options widely throughout QUALCOMM's employee population. Although competitive high-tech companies tend to grant options broadly throughout the organization, we have elected to go a step further. Over the past three years, only 6% of option grants were awarded to QUALCOMM's five most highly-compensated officers as shown in the proxy statement. This compares favorably with many other high-technology companies, which routinely award 20% or more of their options to their five most highly-compensated executives.

         The Board and management continue to examine the benefits and costs of QUALCOMM's compensation philosophy. The Company periodically engages compensation attorneys and consultants who advise the Company on the most effective methods and levels of employee stock compensation. This is admittedly a difficult process with many factors that must be frequently revisited.

         First, we must ensure we are able to continue to hire and retain qualified individuals to support the needs of a rapidly growing business. We are satisfied that our prior option granting practices have been a critical factor in our ability to hire and retain individuals whose collective contributions have greatly added to QUALCOMM's success. We have typically provided technical and professional employees with stock options upon hire and subsequently as performance warrants. At this time, virtually all (98%) of our technical and professional employees hold unvested stock options. We recognize these employees have portable skills and frequently have opportunities to accept other employment, and we believe our broad and inclusive policy of granting stock options is a strong factor in our successful efforts to hire, retain, and motivate employees. We have been informed that our technical and professional employee turnover rate is less than half that of comparable high-tech companies. QUALCOMM has greatly benefitted from being better able to focus on the needs of our dynamic business instead of spending extra dollars to recruit, relocate, assimilate and train even more new employees.

         Second, we must balance the costs of stock compensation against other benefits. The Company has established a 401(k) plan, but has not established an employee retirement pension program. We believe equity awards are the most attractive and cost-effective means to assist employees in planning for their long-term needs. Employee participation in the Company's Employee Stock Purchase Plan (ESPP) reaffirms this belief and vividly demonstrates our employees' faith in QUALCOMM and their willingness to work hard for its success. Over the past three years, participation in the ESPP has averaged approximately 65% of eligible employees.

         Third, we must attempt to remain competitive with other companies' practices concerning stock plans, selecting those practices which are attractive to current and future employees while always aligning such practices with the long-term interests of stockholders. To these ends, you may recall that last year we recommended and you approved two important changes to the 1991 Stock Option Plan. The plan was amended to commit to our normal practice that (i) stock options are granted at no less than 100% of QUALCOMM's fair market value on the date of grant and (ii) options held by directors and corporate officers are never repriced downward in the event of a decrease in the stock price.

PHILOSOPHY ON DIRECTOR COMPENSATION

         The proposal in the proxy statement to amend the 1998 Non-Employee Directors' Stock Option Plan is merely one element in the Board's decision to change the total compensation package for our non-employee directors. Our compensation advisors provided us with studies and surveys from various consultants, public interest groups and academic sources regarding director compensation. These studies were all similar in their conclusion that non-employee director compensation should be tied primarily to the long-term performance of the Company's stock. The conclusion was that, as long-term stockholders, the decision-making process of the non-employee directors will likely be more strongly influenced by a desire to increase the long-term value of the company's stock.

         Thus, with your approval, non-employee directors will be compensated as follows: each new non-employee director will be granted an initial one-time option for 20,000 shares which vests over five years and, following each annual meeting of stockholders, each continuing non-employee director will be granted an annual option for 10,000 shares which vests over five years. All non-employee directors will also receive a fee of $1,000 for attending each Board or non-concurrent Board Committee meeting ($500 if participation is by phone) and an annual fee of $2,500 for serving as chair of each Board Committee (other than the Nominating Committee). By making these changes in non-employee director compensation, the Company will both reduce cash compensation to non-employee directors and align the non-employee directors' interests more closely to the interests of QUALCOMM's stockholders.

SUMMARY

         In closing, let me assure you that I and other members of management and the Board are very sensitive to the dilutive nature of stock options, as we are also substantial stockholders (as disclosed in the beneficial ownership table on page 20 of the proxy statement). We truly believe that approval of these proposals will continue to enhance the value of QUALCOMM's stock. As illustrated in the Performance Graph on page 27 of the proxy, the Company's stock price increased approximately 29% during fiscal 1997 and approximately 715% over the last five complete fiscal years. The Board and management strongly support approval of the three compensation proposals (3, 4, and 5) to help ensure we continue on this successful path.

Sincerely,

Irwin M. Jacobs



Chairman and Chief Executive Officer

                                                     PRELIMINARY PROXY MATERIALS

                                      LOGO
                                6455 LUSK BLVD.
                          SAN DIEGO, CALIFORNIA 92121

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 10, 1998

TO THE STOCKHOLDERS OF QUALCOMM INCORPORATED:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of QUALCOMM Incorporated, a Delaware corporation (the "Company"), will be held at 6455 Lusk Blvd., San Diego, California 92121, on Tuesday, February 10, 1998 at 9:00 a.m. local time for the following purposes:

     1. To elect four Class I directors to hold office until the 2001 Annual Meeting of Stockholders.

     2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 150,000,000 to 300,000,000 shares.

     3. To approve the Company's 1991 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 5,000,000 shares.

     4. To approve the Company's 1991 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 2,200,000 shares.

     5. To approve the Company's 1998 Non-Employee Directors' Stock Option Plan as an amendment and restatement of the Company's existing Non-Employee Directors' Stock Option Plan and to authorize an additional 470,000 shares of Common Stock for issuance under such plan.

     6. To ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the Company's fiscal year ending September 27, 1998.

     7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on December 18, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          LOGO
                                          Irwin Mark Jacobs
                                          Chairman of the Board
San Diego, California                     and Chief Executive Officer

December 29, 1997

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                                     PRELIMINARY PROXY MATERIALS

                             QUALCOMM INCORPORATED
                                6455 LUSK BLVD.
                          SAN DIEGO, CALIFORNIA 92121

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of QUALCOMM Incorporated, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, February 10, 1998, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive offices, 6455 Lusk Blvd., San Diego, California 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about December 29, 1997 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, D.F. King & Co., Inc., a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or other regular employees for such services, but D.F. King & Co., Inc. will be paid its customary fee, estimated to be about $10,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on December 18, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had
outstanding and entitled to vote        shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to four votes for each share held. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many such candidates as such stockholder chooses. Unless the proxy holders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxy holders discretionary authority to cumulate votes.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but, except with respect to Proposal 2, are not counted for any purpose in determining whether a matter has been approved. With respect to Proposal 2, broker non-votes will have the same effect as negative votes.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 6455 Lusk Blvd., San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than August 31, 1998.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes shall be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines otherwise, be filled only by the affirmative vote of the directors then in office, even if less than a quorum of the Board of Directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Company's Restated Certificate of Incorporation provides that the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The authorized number of directors is currently set at thirteen. Four seats on the Board of Directors, currently held by Irwin Mark Jacobs, Andrew J. Viterbi, Adelia A. Coffman and Neil Kadisha, have been designated as Class I Board seats, with the term of the directors occupying such seats expiring as of the Annual Meeting.

     Each of the nominees for election to this class is currently a Board member of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the four nominees would serve until the 2001 Annual Meeting, in each case until their successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING

IRWIN MARK JACOBS

     Irwin Mark Jacobs, age 64, one of the founders of the Company, has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since it began operations in July 1985. He also held the title of President prior to May 1992. Before joining the Company, Dr. Jacobs was Executive Vice President and a Director of M/A-COM, Inc., a telecommunications company. From October 1968 to April 1985, Dr. Jacobs held various executive positions at LINKABIT (M/A-COM LINKABIT after August 1980), a company he co-founded. During most of his period of service with LINKABIT, he was Chairman, President and Chief Executive Officer and was at all times a Director. Dr. Jacobs received his B.E.E. degree from Cornell University and his M.S. and Sc.D. degrees from the Massachusetts Institute of Technology ("MIT").

ANDREW J. VITERBI

     Andrew J. Viterbi, age 62, one of the founders of the Company, has served as Vice-Chairman of the Board of Directors since it began operations in July 1985. From July 1985 through July 1996 he also served as the Company's Chief Technical Officer. From July 1983 to April 1985, Dr. Viterbi was Senior Vice President and Chief Scientist of M/A-COM, Inc., a telecommunications company. From October 1968 to April 1985, Dr. Viterbi held various executive positions at LINKABIT (M/A-COM LINKABIT after August 1980), a company he co-founded, and served as President of the M/A-COM LINKABIT subsidiary of M/A-COM, Inc. During most of his period of service with LINKABIT, he was Vice-Chairman and was at all times a Director. Dr. Viterbi received his B.S and M.S. degrees in Electrical Engineering from MIT and his Ph.D. degree from the University of Southern California. He is a member of both the National Academy of Engineering and the National Academy of Sciences.

ADELIA A. COFFMAN

     Adelia A. Coffman, age 45, one of the founders of the Company, has served as a Director of the Company from July 1985 to February 1989 and since January 1992. She also served as Chief Financial Officer of the company from July 1985 until April 1994 and held the titles of Vice President and Senior Vice President at the Company during that time. Ms. Coffman currently provides financial consulting services and is also active in Oregon Diverse Industries, LLC, a real estate investment and development company of which she is an owner. From July 1970 until July 1985, Ms. Coffman held various positions at LINKABIT and M/A-COM LINKABIT. Prior to joining the Company, Ms. Coffman was Controller of M/A-COM LINKABIT. Ms. Coffman received her B.S. degree in Business from San Diego State University.

NEIL KADISHA

     Neil Kadisha, age 42, joined the Company as a Director in August 1988. Prior to becoming a Director of the Company, he served as Chairman of the Board and Chief Executive Officer of Omninet Corporation. In 1981, Mr. Kadisha founded GNC Industries, Inc./Stadco, an aerospace and aircraft component manufacturer, where he is currently serving as Chief Executive Officer. In 1989, Mr. Kadisha founded Texollini, Inc., a manufacturer of stretch fabric, where he currently serves as Chairman of the Board. In 1996, Mr. Kadisha became the Chief Executive Officer of HPM Corporation, a major manufacturer of machinery for the plastics industry and machinery for the die casting industry. Mr. Kadisha's academic background is in Industrial Management and Economics from Manchester, United Kingdom.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

ROBERT E. KAHN

     Robert E. Kahn, age 59, became a Director of the Company in February 1997. Dr. Kahn is Chairman, Chief Executive Officer and President of the Corporation for National Research Initiatives (CNRI), which he founded in 1986. From 1972 to 1985, he was employed at the U.S. Defense Advanced Research Projects Agency, where his last position was Director of the Information Processing Techniques Office. From 1966 to 1972, Dr. Kahn was a senior scientist with Bolt Beranek and Newman, where he was responsible for the system design of the Arpanet, the first packet-switched network. Dr. Kahn has received numerous awards for his pioneering work on the Internet for which he has received the 1997 National Medal of Technology. Dr. Kahn received a B.E.E. degree from the City College of New York and M.A. and Ph.D. degrees from Princeton University. He is a member of the National Academy of Engineering.

JEROME S. KATZIN

     Jerome S. Katzin, age 79, became a Director of the Company in November 1987. Until his retirement in 1990, Mr. Katzin was a director or partner of Shearson Lehman Brothers Inc. and its predecessor investment banking firms since 1953. He is also a Director of the Coastal Corporation, an oil and gas business.

DUANE A. NELLES

     Duane A. Nelles, age 54, a certified public accountant, joined the Company as a Director in August 1988. Mr. Nelles has also served on the Board of Directors of WFS Financial Inc., an automotive finance company, since July 1995. He has been in the personal investment business since 1987. Prior to that, Mr. Nelles was a partner in the international public accounting firm of Coopers & Lybrand, L.L.P., which he joined in 1968 after receiving his M.B.A. degree from the University of Michigan.

FRANK SAVAGE

     Frank Savage, age 59, became a Director of the Company in February 1996. He has served as Chairman of Alliance Capital Management International and a Director of Alliance Capital Management Corporation since July 1993. He also served as Senior Vice President of The Equitable Life Assurance Society of the United States from February 1988 until March 1996. Alliance Capital is an investment management subsidiary of Equitable Life Assurance Society. He was the Chairman of Equitable Capital Management Corporation, an Equitable Life investment management subsidiary, from April 1992 until it merged with Alliance Capital in July 1993. From December 1970 to July 1985 he held various positions with Equitable Life including investment officer and Vice President. Mr. Savage is a Director of Lockheed Martin Corporation, an aero-technology corporation, ARCO Chemical Company, a manufacturing company, Essence Communications, Inc., a media company and The Johns Hopkins and Howard Universities. He earned a B.A. from Howard University in 1962, an M.A. from The Johns Hopkins University Nitze School of Advanced International Studies in 1968 and received an Honorary Doctorate Degree in Humane Letters from Hofstra University.

BRENT SCOWCROFT

     Brent Scowcroft, age 72, became a Director of the Company in December 1994. General Scowcroft is the President of The Scowcroft Group, Inc., an international business consulting firm he founded in June 1994. He is also the President of the Forum for International Policy, a non-profit organization that he founded in 1993 that promotes American leadership and foreign policy. He served as Assistant to the President for National Security Affairs for President Bush from January 1989 until January 1993; he also held that position for President Ford during his term. A retired U.S. Air Force Lieutenant General, General Scowcroft served in numerous national security posts in the Pentagon and the White House prior to his appointments as Assistant to the President for National Security Affairs. He received his B.S. degree from West Point and M.A. and Ph.D. degrees from Columbia University. General Scowcroft is a Director of Northrop Grumman Corporation, an aerospace company, Pennzoil Company, an oil and gas company and Enron Global Power & Pipelines L.L.C., a utility company and a member of the Board of Trustees of the Rand Corporation, a research and development company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

HARVEY P. WHITE

     Harvey P. White, age 63, one of the founders of the Company, has served as President since May 1992 and as Chief Operating Officer from February 1994 to August 1995. Prior to May 1992 he was Executive Vice President and Chief Operating Officer and has also been a Director of the Company since it began operations in July 1985. From March 1978 to June 1985, Mr. White was an officer of LINKABIT (M/A-COM LINKABIT after August 1980), where he was successively Chief Financial Officer, Vice President, Senior Vice President and Executive Vice President. Mr. White became Chief Operating Officer of LINKABIT in July 1979 and a Director of LINKABIT in December 1979. He holds a B.A. degree in Economics from Marshall University.

RICHARD C. ATKINSON

     Richard C. Atkinson, age 68, became a Director of the Company in January 1991. Dr. Atkinson has been serving as the President of the University of California since October 1995. Prior to that he served as Chancellor of the University of California at San Diego since 1980. He has also served on the Board of Directors of San Diego Gas & Electric, a utilities company, since April 1992. Dr. Atkinson is a former Director of the National Science Foundation, past president of the American Association for the Advancement of Science and former chair of the Association of American Universities. He is one of the founders of Computer Curriculum Corporation. He is a member of the National Academy of Sciences, the Institute of Medicine, the National Academy of Education and the American Philosophical Society. Dr. Atkinson holds a Ph.D. degree from Indiana University and a Ph.B. degree from the University of Chicago.

PETER M. SACERDOTE

     Peter M. Sacerdote, age 60, became a Director of the Company in October 1989. Mr. Sacerdote has been a limited partner of the Goldman Sachs Group, L.P. since December 1990 where he also serves as Chairman of its Investment Committee. During the five years prior to that time he served as a general partner of Goldman, Sachs & Co. He also serves as a Director of AMF Group, Inc., a bowling center operator and equipment manufacturer and Franklin Resources, Inc., a mutual fund management company.

MARC I. STERN

     Marc I. Stern, age 53, became a Director of the Company in February 1994. He has been with The TCW Group, Inc., an asset management firm, since March 1990 and has served as President since May 1992. From December 1988 to March 1990, Mr. Stern served as President and a Director of SunAmerica, Inc., a financial services company. Prior to joining SunAmerica, Mr. Stern was Managing Director and Chief Administrative Officer of The Henley Group, Inc., a diversified manufacturing company, from May 1986 to December 1988. From September 1985 to May 1986, he was Senior Vice President of Allied-Signal Inc., a diversified manufacturing company. Mr. Stern is Chairman of Apex Mortgage Capital, Inc., a financial services company; a Director of TCW Funds, Inc., a registered investment company; and a Trustee of eleven open-end and closed-end registered investment companies comprising the TCW/DW Family of Funds. He graduated from Dickinson College in 1965, and received his master's degree from Columbia University Graduate School of Public Law and Government in 1966 and his law degree from Columbia University School of Law in 1969.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended September 28, 1997, the Board of Directors held ten meetings. The Board has an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee.

     The Audit Committee meets at least quarterly with the Company's management and independent accountants to, among other things, review the results of the annual audit and discuss the financial statements, recommend to the Board the independent accountants to be retained and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee, which as of the end of fiscal 1997 was composed of Messrs. Nelles (Committee Chairman), Kadisha and Katzin and Ms. Coffman, met six times during such fiscal year.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers and approves stock offerings under the Company's 1991 Employee Stock Purchase Plan and the 1996 Non-Qualified Employee Stock Purchase Plan, administers the Company's 1991 Stock Option Plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which as of the end of fiscal 1997 was composed of Messrs. Katzin (Committee Chairman), Nelles and Stern, met seven times during such fiscal year.

     The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof. The Company's Bylaws provide for procedures for consideration of nominees recommended by stockholders. Effective February 1996, the Nominating Committee included Messrs. Katzin (Committee Chairman), Nelles, Savage and Scowcroft; this Committee met twice during fiscal 1997. Effective February 1997, the Nominating Committee was reconstituted to consist of Messrs. Sacerdote (Committee Chairman), Atkinson and Stern and did not meet during the remainder of fiscal 1997. This Committee met in November 1997 to nominate the Class I Director nominees, subject to stockholder approval, as further discussed in Proposal 1.

     The Stock Option Committee administers and awards stock options to employees and consultants (other than with respect to directors and corporate officers of the Company) under the Company's 1991 Stock Option Plan. The Stock Option Committee, which as of the end of fiscal 1997 was composed of Messrs. Nelles (Committee Chairman), Jacobs, Viterbi and White, met five times during such fiscal year.

     During the fiscal year ended September 28, 1997, each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a Board or Committee member, respectively.

                                   PROPOSAL 2

              APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES
                                OF COMMON STOCK

     The Board of Directors has approved and adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation (the "Restated Certificate") to increase the Company's authorized number of shares of Common Stock from 150,000,000 shares to 300,000,000 shares (the "Common Stock Amendment").

     Reasons for Amendment. Although at present the Company has no plans to issue additional shares of Common Stock other than the shares currently reserved as discussed above, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers, directors or consultants, possible future stock splits or stock dividends, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products. Stockholders will not be entitled to preemptive rights with respect to any such issuances.

     Principal Effects. The additional shares of Common Stock to be authorized by the Common Stock Amendment would have rights identical to the currently authorized Common Stock of the Company. Adoption of the Common Stock Amendment and the issuance of Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for any dilutive effects that existing holders of Common Stock may incur as a result of any future issuance. The complete text of the Certificate of Amendment to the Restated Certificate that would be filed with the office of the Secretary of State of the State of Delaware to effect the Common Stock Amendment is set forth in Exhibit A to this Proxy

Statement. If the Common Stock Amendment is approved by the stockholders, it will become effective upon the filing of the Certificate of Amendment of the Restated Certificate with the Secretary of State of the State of Delaware which is expected to be effective as soon as practicable following the Annual Meeting.

     As of November 21, 1997, of the 150,000,000 shares of Common Stock presently authorized: 68,552,532 shares were issued and outstanding; under the Company's 1991 Stock Option Plan (subject to stockholder approval of the amendment thereof as discussed in Proposal 3), 7,488,960 shares remain available for future option grants and 18,854,413 shares remain available for issuance upon exercise of presently outstanding options; 2,732,691 shares remain available for issuance under the Company's 1991 Employee Stock Purchase Plan (subject to stockholder approval of the amendment thereof as discussed in Proposal 4); 21,196 shares remain available for issuance under the Company's 1996 Non-Qualified Employee Stock Purchase Plan; under the Company's 1998 Non-Employee Directors' Stock Option Plan (subject to stockholder approval of the amendment thereof as discussed in Proposal 5), 500,000 shares remain available for future option grants (which includes 30,000 shares which remain available under the Non-Employee Directors' Stock Option Plan and an additional 470,000 shares subject to approval under Proposal 5) and 570,000 shares remain available for issuance upon exercise of presently outstanding options; 81,135 shares remain available for issuance under the Company's Executive Retirement Matching Contribution Plan; 781,498 shares were reserved for issuance pursuant to outstanding Warrants; 9,084,240 shares were reserved for issuance upon conversion of the QUALCOMM Financial Trust I 5 3/4% Trust Convertible Preferred Securities; and 41,333,335 shares were unissued and unreserved.

     Vote Required. The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding on the Record Date will be required to approve the Common Stock Amendment. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3

               APPROVAL OF THE 1991 STOCK OPTION PLAN, AS AMENDED

     In August 1991, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1991 Stock Option Plan (the "Option Plan") authorizing the issuance of 9,000,000 shares of the Company's Common Stock. In September 1993, November 1994, November 1995 and November 1996 the Board of Directors approved, and the stockholders subsequently approved, amendments to the Option Plan to increase the number of shares issuable to 13,000,000 shares, 17,000,000 shares, 23,000,000 shares and 28,400,000 shares, respectively.

     In November 1997, the Board approved an amendment to the Option Plan, subject to stockholder approval, to enhance the flexibility of the Company in granting stock options under the Option Plan to the Company's employees and consultants. The amendment increases the aggregate number of shares of Common Stock authorized for issuance under such plan by 5,000,000 shares to a total of 33,400,000 shares. Prior to this amendment, as of November 16, 1997, an aggregate of 25,890,650 shares of the Company's Common Stock had been granted under the Option Plan (net of canceled or expired options), and 2,509,350 shares (plus any shares that might in the future be returned to the Option Plan as a result of cancellations or expirations of options) remained available for future grant under the Option Plan.

     The Company has been experiencing a period of significant growth in hiring and the Company's management and Board of Directors believe that stock options are a key aspect of the Company's ability to attract qualified engineering, technical and other personnel in the face of an increasingly competitive hiring environment. The Board increased the number of shares reserved for issuance under the Option Plan to ensure that the Company is able to continue to grant stock options to employees and consultants at levels determined appropriate by the Board, the Compensation Committee and the Stock Option Committee. In the event that this Proposal 3 is not approved by the stockholders, and as a consequence the Company is unable to continue to grant options at competitive levels, the Company's management believes that it will negatively affect the Company's ability to manage future growth that may require the hiring of additional highly qualified personnel.

     The Board has full discretion to determine the number of options to be granted to employees under the Option Plan, subject to an annual limitation on the total number of options that may be granted to any employee. Details are presented on stock options granted during the last three years to each of the executive officers of the Company named in the Summary Compensation Table under "Compensation of Executive Officers" (the "Named Executive Officers"). Over the past three years, only 6% of option grants were awarded to the Company's Named Executive Officers.

     Vote Required. Stockholders are requested in this Proposal 3 to approve the Option Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Option Plan, as amended. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

     The essential features of the Option Plan, as amended, are outlined below.

GENERAL

     The Option Plan provides for the grant of both incentive and non-qualified stock options. Incentive stock options granted under the Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has not granted incentive stock options since December 1988 and currently has no outstanding incentive stock options. Non-qualified stock options granted under the Option Plan are not intended to qualify as incentive stock options under the Code. See "Tax Information" for a discussion of the tax treatment of incentive and non-qualified stock options.

PURPOSE

     The Option Plan was adopted to provide a means by which selected officers, directors and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION

     The Option Plan is administered by the Board of Directors. The Board has the power to construe and interpret the Option Plan and, subject to the provisions of the Option Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration to be paid upon exercise of an option and other terms of the option. The Board of Directors is authorized to delegate administration of the Option Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Option Plan to the Compensation Committee of the Board. The Board has also delegated administration of the Option Plan to the Stock Option Committee of the Board with respect to option grants to persons other than directors and corporate officers of the Company. As used herein with respect to the Option Plan, the "Board" refers to the Compensation Committee and the Stock Option Committee as well as to the Board of Directors itself.

STOCK SUBJECT TO THE OPTION PLAN

     If options granted under the Option Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the Option Plan.

ELIGIBILITY

     Incentive stock options may be granted only to selected employees (including corporate officers) of the Company and its affiliates. Non-qualified stock options may be granted to selected employees (including corporate officers), directors and consultants. As of November 21, 1997, approximately 6,133 persons were eligible to receive grants under the Option Plan.

     No incentive stock options may be granted under the Option Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed 5 years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options granted under the Option Plan are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options under the Option Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of non-qualified stock options may not be less than the fair market value of the stock subject to the option on the date of the option grant. At November 21, 1997, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $69.63 per share. The exercise price of options granted under the Option Plan must be paid either: (i) in cash at the time the option is exercised; or (ii) at the discretion of the Board, (a) by delivery of other Common Stock of the Company, (b) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

     Option Repricing. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or non-qualified, with new lower priced options. The Company has provided that opportunity to employees (other than corporate officers) in the past only one time. The Board can not reprice options of corporate officers or directors.

     Option Exercise. Options granted under the Option Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Options granted under the Option Plan generally are subject to vesting over a 5-year period, with a specified percentage of each option vesting on various annual anniversary dates of the option's date of grant, provided that the optionee has continuously provided services to the Company or an affiliate of the Company from such date of grant until the applicable vesting date. In connection with an option exchange program offered to employees (other than corporate officers) in February 1994, the Company granted options subject to vesting over 6 years with 20% vesting on each of the second, third, fourth, fifth and sixth anniversaries of the date of grant. Shares covered by options granted in the future under the Option Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the Option Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ or cease to be a consultant of the Company before vesting.

     Term. The maximum term of options under the Option Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. The Option Plan provides for earlier termination of an option due to the optionee's cessation of service. Options under the Option Plan generally terminate thirty (30) days after the optionee ceases to provide services to the Company or any affiliate of the Company. However, in the event the optionee's continuous service terminates due to the optionee's permanent and total disability as defined in Section 22(e)(3) of the Code, then the option may continue under its original terms if so provided in the option agreement. If the optionee's continuous service terminates due to the death of the optionee or due to the optionee's permanent and total disability and such termination due to disability is followed by the death of the optionee, then the vesting of all unvested shares may be accelerated as of the date of death of the optionee if so provided in the option agreement. The Board has discretion to suspend and/or extend the vesting and/or term of options granted to persons on leaves of absence. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship.

RESTRICTIONS ON TRANSFER

     Incentive stock options granted under the Option Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the person to whom the option is granted only by such person. The Option Plan, as amended by the Board, provides that non-qualified stock options shall be transferable by the optionee only upon such terms and conditions as set forth in the option agreement as the Board shall determine in its discretion. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

EFFECT OF CERTAIN CORPORATE EVENTS

     If any change is made in the stock subject to the Option Plan or subject to any option granted under the Option Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration of the Company), the Option Plan and options outstanding thereunder will be appropriately adjusted as to the type(s) and the maximum number of securities subject to such plan, the maximum number of securities which may be granted to an employee in a particular calendar year and the type(s), number of securities and price per share of stock subject to such outstanding options.

     In the event of a merger or consolidation in which the Company is not the surviving corporation or a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding prior to the merger are converted into other property, then to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the Option Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation refuses to assume or continue options outstanding under the Option Plan, or to substitute similar options, then with respect to options held by persons then performing services as employees, directors or consultants for the Company or any affiliate of the Company, the time during which such options may be exercised will be accelerated and the options terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any options outstanding under the Option Plan will terminate if not exercised prior to such event.

     In addition, the Option Plan provides that options held by any person who is terminated for any reason other than cause within twenty-four (24) months following a Change in Control will accelerate and immediately become fully vested and exercisable, except if such potential acceleration would by itself prohibit the Company from entering into a "pooling of interests" accounting transaction.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Option Plan at any time. Unless sooner terminated, the Option Plan will terminate on August 18, 2001.

     The Board may also amend the Option Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve (12) months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for options under the Option Plan; (ii) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Option Plan to satisfy Section 422 of the Code); or (iii) modify the Option Plan in any other way if such modification requires stockholder approval in order for the Option Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

FEDERAL INCOME TAX INFORMATION

     Incentive Stock Options. Incentive stock options under the Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any. The Company has not granted incentive stock options since December 1988 and currently has no outstanding incentive stock options.

     Non-qualified Stock Options. Non-qualified stock options granted under the Option Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold taxes in an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of a tax-reporting obligation, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be: (i) long-term if the stock was held for more than eighteen (18) months, (ii) mid-term if the stock was held for more than twelve (12) months but not more than eighteen (18) months or (iii) short-term if the stock was not held more than twelve (12) months. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. In 1993, Code Section 162(m) was adopted, which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with applicable Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: either (a)(i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, (ii) the per-employee limitation is approved by the stockholders, (iii) the option is granted by a Compensation Committee comprised solely of "outside directors" (as defined in Section 162(m)) and (iv) the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (b) the option is granted by a Compensation Committee comprised solely of "outside directors" and is granted (or exercisable) only upon the achievement (as certified in writing by the

Compensation Committee) of an objective performance goal established by the Compensation Committee while the outcome is substantially uncertain and approved by the stockholders.

     For the aforementioned reasons, the Company's Option Plan was amended to provide for an annual per employee limitation as required under Section 162(m). Such limit was approved by the stockholders in February 1995. Because the Company's Compensation Committee is comprised solely of "outside directors," options granted by such committee will qualify as "performance-based compensation." The Stock Option Committee is not comprised solely of "outside directors;" consequently, options granted by the Stock Option Committee will not qualify as "performance-based compensation."

     Other Tax Consequences. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the Option Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the Option Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

                                   PROPOSAL 4

         APPROVAL OF THE 1991 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

     In August 1991, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1991 Employee Stock Purchase Plan (the "Purchase Plan") authorizing the issuance of 1,000,000 shares of the Company's Common Stock. In November 1995, the Board of Directors approved, and the stockholders subsequently approved, an amendment to the Purchase Plan to increase the number of shares issuable to 2,000,000 shares. Prior to the amendment by the Board to increase the number of shares issuable under the Purchase Plan as discussed below, as of November 16, 1997, an aggregate of 1,467,309 shares had been issued, at prices ranging from $6.80 to $36.55 per share under the Purchase Plan and only 532,691 shares remained available for the grant of future rights under the Plan.

     In November 1997, the Board approved an amendment to the Purchase Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Purchase Plan from a total of 2,000,000 shares to 4,200,000 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board.

     Vote Required. Stockholders are requested in this Proposal 4 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan, as amended. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

     The essential features of the Purchase Plan, as amended, are outlined below.

PURPOSE

     The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan (an "Affiliate")) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

     The Purchase Plan is administered by the Board of Directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such plan. The Board of Directors is authorized to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself. The Board may abolish any such committee at any time and revest in the Board the administration of the Purchase Plan.

STOCK SUBJECT TO THE PURCHASE PLAN

     If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan.

OFFERINGS

     The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each such offering has been for 6 months' duration. The Board has discretion to change the length of offerings under the Purchase Plan.

ELIGIBILITY

     Any person who has been in the employ of the Company for at least 90 days and is customarily employed at least twenty hours per week and five months per calendar year by the Company (or by any Affiliate), on the first day of an offering period, is generally eligible to participate in that offering under the Purchase Plan. The Board may provide that officers of the Company who are "highly compensated" as defined in the Code are not eligible to be granted rights under an offering.

     Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (determined based on the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

PARTICIPATION IN THE PURCHASE PLAN

     Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees' base compensation during the purchase period.

PURCHASE PRICE

     The purchase price per share at which shares are sold in an offering under the Purchase Plan cannot be less than the lower of (i) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering or (ii) 85% of the fair market value of a share of Common Stock on the date of purchase.

PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deductions over the offering period. A participant may increase or reduce his or her payroll deductions during the course of an offering only to the extent permitted under the terms of the offering. Generally, a participant may not increase payroll deductions after the beginning of any purchase period, but may decrease his or her participation percentage at any time but on no more than one occasion during the course of the offering. Notwithstanding the foregoing, a participant may reduce his or her participation percentage to zero or withdraw from an offering at any time during the course of the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company.

PURCHASE OF STOCK

     By executing an agreement to participate in the Purchase Plan, an eligible employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares any employee may be granted the right to purchase. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares available for issuance under the Purchase Plan, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at each exercise date designated by the Board at the applicable price. See "Withdrawal" below.

WITHDRAWAL

     While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering a notice of withdrawal from the Purchase Plan to the Company. Such withdrawal may be elected at any time prior to the end of the applicable offering except as provided by the Board or the Committee in the offering.

     Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

     Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

     Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

EFFECT OF CERTAIN CORPORATE EVENTS

     If any change is made in the stock subject to the Purchase Plan, or any rights granted under the Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Purchase Plan and outstanding rights will be appropriately adjusted in the class and maximum number of shares subject to the Purchase Plan and the class, number of shares and price per share of stock subject to outstanding rights.

     In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock are converted into other property or any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Purchase Plan, (ii) such rights may continue in full force and effect or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing offering terminated.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Purchase Plan at any time. Unless sooner terminated, the Purchase Plan will terminate on August 18, 2001.

     The Board may also amend the Purchase Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve (12) months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for issuance under the Purchase Plan; (ii) modify the requirements as to eligibility for participation in the Purchase Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3); or (iii) modify the Purchase Plan in any other way if such modification requires stockholder approval in order for the Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

     Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted.

FEDERAL INCOME TAX INFORMATION

     Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

     A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Generally, other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

     If the stock is disposed of at least two years after the first day of the offering period and at least one year after the purchase date of the stock, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price of the stock or (ii) 15% of the fair market value of the stock on the first day of the offering period, will be treated as ordinary income. Any further gain, or any loss, will be taxed as a longterm capital gain or loss if it was held for more than eighteen (18) months, or mid-term capital gain or loss if it was held for more than twelve (12) months but not more than eighteen (18) months.

     If the stock is disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain or loss will be treated as capital gain or loss. Such gain or loss will be: (i) long-term if the stock was held for more than eighteen (18) months, (ii) mid-term if the stock was held for more than twelve (12) months but not more than eighteen (18) months or (iii) short-term if the stock was not held more than twelve (12) months. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxable as ordinary income to a participant by reason of a disposition before the expiration of the holding periods described above (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and, perhaps, in the future, the satisfaction of a withholding or tax reporting obligation).

     Other Tax Consequences. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of rights granted under the Purchase Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the Purchase Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

                                   PROPOSAL 5

         APPROVAL OF THE 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     In November 1997, the Board of Directors adopted, subject to stockholder approval, the Company's 1998 Non-Employee Directors' Stock Option Plan (the "1998 Directors' Plan") as an amendment and restatement of the Company's existing Non-Employee Directors' Stock Option Plan (the "Prior Directors' Plan"). In the event stockholder approval is not obtained, the Prior Directors' Plan will continue to remain effective under the terms and conditions set forth in such plan immediately prior to the amendment and restatement.

     Vote Required. Stockholders are requested in this Proposal 5 to approve the 1998 Directors' Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1998 Directors' Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 5.

     The essential features of the 1998 Directors' Plan are outlined below.

GENERAL

     The 1998 Directors' Plan provides for the grant of non-qualified stock options to "Non-Employee Directors" (defined below in "Eligibility") of the Company. Such options granted under the 1998 Directors' Plan are intended not to qualify as incentive stock options under the Code. See "Tax Information" for a discussion of the tax treatment of non-qualified stock options.

PURPOSE

     The 1998 Directors' Plan was adopted to provide a means by which Non-Employee Directors will be given an opportunity to purchase stock of the Company and to assist in retaining the services of such persons as members of the Board of Directors of the Company.

ADMINISTRATION

     The 1998 Directors' Plan is administered by the Board of Directors. The Board has the power to construe and interpret the 1998 Directors' Plan. The Board of Directors is authorized to delegate administration of the 1998 Directors' Plan to a committee composed of not fewer than two members of the Board. As of the date of this Proxy Statement, the Board has not delegated administration of the 1998 Directors' Plan to any committee.

STOCK SUBJECT TO THE 1998 DIRECTORS' PLAN

     500,000 shares will be reserved for issuance, of which 470,000 shares are subject to stockholder approval pursuant to this Proposal 5. If options granted under the 1998 Directors' Plan (including options granted prior to this amendment and restatement) expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1998 Directors' Plan.

ELIGIBILITY

     Stock options will be granted under the 1998 Directors' Plan only to directors of the Company who are not otherwise employees of the Company or any affiliate of the Company ("Non-Employee Directors"). As of November 21, 1997, there were ten (10) Non-Employee Directors.

NON-DISCRETIONARY GRANTS

     The 1998 Directors' Plan provides for (i) a one-time, non-discretionary grant to each Non-Employee Director of an option to purchase 20,000 shares of the Company's Common Stock, effective upon the election of such person for the first time to serve as a Non-Employee Director of the Company (an "Initial Option") and (ii) an annual grant to be issued at the time of each annual meeting, to each Non-Employee Director who continues to serve as such, of an option to purchase 10,000 shares of the Company's Common Stock (an "Annual Option").

TERMS OF OPTION

     Exercise Price; Payment. The exercise price of options granted under the 1998 Directors' Plan is equal to the fair market value of the Common Stock subject to the option on the date of the grant. The exercise price of options granted under the 1998 Directors' Plan must be paid either: (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board, (a) by delivery of other Common Stock of the Company or (b) in any other form of legal consideration acceptable to the Board.

     Option Exercise. Initial Options for Non-Employee Directors granted pursuant to the initial election of the optionee to the Board at an annual meeting of stockholders and all Annual Options (regardless of the date on which the Non-Employee Director commenced Board service) granted under the 1998 Directors' Plan vest over 5 years according to the following schedule: so long as the optionee continues to serve as a Non-Employee Director or employee of, or consultant to the Company, 20% of the shares subject to the option will vest on January 15 of each of the first, second, third, fourth and fifth years following the date of grant. Initial Options for Non-Employee Directors granted pursuant to the initial election of the optionee to the Board at some time other than at an annual meeting of the stockholders of the Company will vest over 5 years according to the following schedule: so long as the optionee continues to serve as a Non-Employee Director or employee of, or consultant to the Company, 20% of the shares subject to the option will vest on each of the first, second, third, fourth and fifth anniversaries of the date of grant.

     Term. The term of all options under the 1998 Directors' Plan is ten years, provided; however, such options terminate 30 days after the optionee ceases to be a Non-Employee Director, employee or consultant. In the event that an optionee ceases to be a Non-Employee Director, employee or consultant due to the optionee's (i) retirement at age seventy (70) or older after nine (9) years of service on the Board or (ii) due to permanent and total disability as defined in
Section 22(e)(3) of the Code, the option will terminate only upon expiration of the option term. In the event that an optionee ceases to be a Non-Employee Director, employee or consultant due to the optionee's death or due to the optionee's termination due to permanent and total disability when such termination due to disability is followed by death, the vesting of all unvested shares will be accelerated to such date and the option may be exercised in full at any time within one year of such termination.

RESTRICTIONS ON TRANSFER

     The 1998 Directors' Plan provides that options shall be transferable by the optionee only upon such terms and conditions as set forth in the option agreement as the Board shall determine in its discretion. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

EFFECT OF CERTAIN CORPORATE EVENTS

     If any change is made in the stock subject to the 1998 Directors' Plan or subject to any option granted under the 1998 Directors' Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration of the Company), the 1998 Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the type(s) and the maximum number of securities subject to such plan, the maximum number of securities which may be granted to an employee in a particular calendar year and the type(s), number of securities and price per share of stock subject to such outstanding options.

     In the event of: (1) a dissolution or liquidation of the Company, (2) the sale of all or substantially all of the Company's assets, (3) a merger, consolidation or reorganization of the Company with or into another corporation or other legal person, other than a merger, consolidation or reorganization in which more than fifty percent (50%) of the combined voting power of the then-outstanding securities of the surviving entity (or if more than one entity survives the transaction, the controlling entity) immediately after such a transaction are held in the aggregate by holders of voting securities of the Company immediately prior to such transaction, (4) the acquisition by any person of beneficial ownership of securities representing fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company, or (5) individuals who at the beginning of any consecutive two-year period constitute the directors of the Company ceasing for any reason to constitute at least a majority thereof (collectively, a "Change in Control"), then: (i) any surviving or acquiring corporation shall assume options outstanding under the Plan or shall substitute similar options or (ii) in the event any surviving or acquiring corporation refuses to assume such options or to substitute similar options for those outstanding under the Plan, then (A) with respect to options held by persons then performing services as directors, employees or consultants, the vesting of such options and the time during which such options may be exercised shall be accelerated prior to such event and the options terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other options outstanding under the 1998 Directors' Plan, such options shall be terminated if not exercised prior to such event.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the 1998 Directors' Plan at any time. Unless sooner terminated, the 1998 Directors' Plan will terminate on February 9, 2113.

     The Board may also amend the 1998 Directors' Plan at any time or from time to time. However, except with respect to certain amendments relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the 1998 Directors' Plan to satisfy the requirements of Rule 16b-3, any requirements of Section 144 of the Delaware General Corporation Law, or any Nasdaq National Market or securities exchange listing requirements.

FEDERAL INCOME TAX INFORMATION

     Non-qualified Stock Options. Options granted under the 1998 Directors' Plan are intended to be treated as non-qualified stock options and are not intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. Non-qualified stock options granted under the 1998 Directors' Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Subject to the requirement of reasonableness, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be: (i) long-term if the stock was held for more than eighteen (18) months, (ii) mid-term if the stock was held for more than twelve (12) months but not more than eighteen (18) months or (iii) short-term if the stock was not held more than twelve (12) months. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to
Section 16(b) of the Exchange Act.

     Other Tax Consequences. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the 1998 Directors' Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 1998 Directors' Plan who are residents of a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

     Each person who is currently serving as a Non-Employee Director immediately following the Annual Meeting will receive an option grant to purchase 10,000 shares of Common Stock under the 1998 Directors' Plan. Accordingly, subject to stockholder approval of this proposal, all Non-Employee Directors as a group will be granted options under the 1998 Directors' Plan to purchase an aggregate of 100,000 shares of Common Stock under the 1998 Directors' Plan, at a price equal to the fair market value per share of the Common Stock on the date of the Annual Meeting. Accordingly, it is expected that immediately following the Annual Meeting, options to purchase an aggregate of 100,000 shares of Common Stock will be outstanding under the 1998 Directors' Plan.

                                   PROPOSAL 6

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending September 27, 1998 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Price Waterhouse LLP has audited the Company's financial statements since the Company commenced operations in 1985. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Vote Required. Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Price Waterhouse LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of Price Waterhouse LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 6.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of November 21, 1997, by: (i) each director and nominee for director; (ii) each of the Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                   BENEFICIAL
                                                                  OWNERSHIP(1)
                                                              --------------------
                                                                            PERCENT
                                                              NUMBER OF       OF
                        NAME OF BENEFICIAL OWNER               SHARES       TOTAL
            ------------------------------------------------  ---------     ------
            Irwin Mark Jacobs(2)(14)........................  3,024,508      4.40%
            Andrew J. Viterbi(3)(14)........................  1,922,971      2.80%
            Harvey P. White(4)(14)..........................    474,583          *
            Richard Sulpizio(5)(14).........................     86,433          *
            Anthony S. Thornley(14).........................     36,313          *
            Richard C. Atkinson(6)(14)......................    206,032          *
            Adelia A. Coffman(7)(14)........................    241,160          *
            Neil Kadisha(8)(14).............................  1,542,294      2.25%
            Robert E. Kahn..................................          0         --
            Jerome S. Katzin(9)(14).........................    237,334          *
            Duane A. Nelles(10)(14).........................     40,500          *
            Peter M. Sacerdote(11)(14)......................     75,000          *
            Frank Savage....................................          0         --
            Brent Scowcroft(14).............................     27,000          *
            Marc I. Stern(12)(14)...........................     26,000          *
            All Executive Officers and Directors as a Group
              (24 persons)(13)(14)..........................  9,000,334     12.94%

---------------

  *  Less than 1%

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to marital property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 68,552,532 shares outstanding on November 21, 1997, adjusted as required by rules promulgated by the Commission.

 (2) Includes 2,641,554 shares held in family trusts and 144,954 shares held in trusts for the benefit of relatives, as to which Dr. Jacobs disclaims beneficial ownership.

 (3) Includes 1,582,738 shares held in family trusts and 249,800 shares held in trusts for the benefit of relatives, as to which Dr. Viterbi disclaims beneficial ownership.

 (4) Includes 330,158 shares held in family trusts, 1,000 shares held in a charitable remainder trust, and 24,425 shares held in trusts for the benefit of relatives.

 (5) Includes 4,433 shares held in family trusts.

 (6) Includes 5,000 shares held in a foundation of which Dr. Atkinson disclaims beneficial ownership. Also includes 115,952 shares held in family trusts, 51,000 shares held in a pension plan trust for the benefit of employees of a business operated by Dr. Atkinson and 4,080 shares held in trust for the benefit of relatives.

 (7) Includes 190,960 shares held in family trusts.

 (8) Includes 63,348 shares held in trust as to which Mr. Kadisha disclaims beneficial ownership.

 (9) Includes 172,266 shares held in family trusts and 35,068 shares held in trust for the benefit of Mr. Katzin's grandchildren of which Mr. Katzin's wife is the trustee.

(10) Includes 500 shares held by Mr. Nelles' children.

(11) Includes 25,000 shares held in a foundation of which Mr. Sacerdote disclaims beneficial ownership.

(12) Includes 2,000 shares held in family trusts.

(13) Includes 100 shares held as custodian for the benefit of an executive officer, 2,812 shares held by executive officers' spouses and 1,000 shares held for the benefit of an executive officer's children.

(14) Includes shares issuable upon exercise of options exercisable within 60 days of November 21, 1997 as follows: Dr. Jacobs, 238,000 shares; Dr. Viterbi, 86,000 shares; Mr. White, 119,000 shares; Mr. Sulpizio, 82,000 shares; Mr. Thornley, 36,000 shares; Dr. Atkinson, 30,000 shares; Ms. Coffman, 50,200 shares (including 2,200 shares subject to options held by Ms. Coffman's husband); Mr. Kadisha, 30,000 shares; Mr. Katzin, 30,000 shares; Mr. Nelles, 30,000 shares; Mr. Sacerdote, 30,000 shares; Mr. Scowcroft, 24,000 shares; Mr. Stern, 24,000 shares; all directors and executive officers as a group, 991,400 shares (including 10,000 shares subject to options held by executive officers' spouses).

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 28, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with; except that one report, covering an increase in ownership held in trusts for the benefit of Dr. Jacobs' family members, of which Dr. Jacobs disclaims beneficial ownership, will be filed late by Dr. Jacobs.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Each Non-Employee Director of the Company receives (i) a fee of $1,500 for each Board meeting attended, (ii) a fee of $750 for each Board meeting in which such director participates by telephone, (iii) except when held on the same day as a Board meeting, a fee of $750 for each Board Committee meeting attended and
(iv) a fee of $400 for each Board Committee meeting in which such director participates by telephone. Effective February 10, 1998, each Non-Employee Director will receive (i) a fee of $1,000 for each Board meeting attended, (ii) a fee of $500 for each Board meeting in which such director participates by telephone, (iii) except when held on the same day as a Board meeting, a fee of $1,000 for each Board Committee meeting attended, (iv) except for the Nominating Committee, a fee of $2,500 per annum for the Chairperson of each Board Committee and (v) a fee of $500 for each Board Committee meeting in which such director participates by telephone. In the fiscal year ended September 28, 1997, the total amount of such compensation paid to Non-Employee Directors was approximately $166,000. When traveling from out-of-town, the members of the Board of Directors are also eligible for reimbursement for their travel expenses incurred in connection with attendance at Board meetings and committees of the Board of Directors meetings. Employee directors do not receive any compensation for their participation in Board or Board Committee meetings.

     Non-Employee Directors of the Company were eligible to receive stock option grants under the Company's Prior Directors' Plan following their initial election to serve on the Board. If the 1998 Directors' Plan is approved by the stockholders, as more fully described in Proposal 5, the Prior Directors' Plan will be terminated and Non-Employee Directors will become eligible to receive stock option grants under only the 1998 Directors' Plan. Only Non-Employee Directors are eligible to receive options under the Prior Directors' Plan or the 1998 Directors' Plan.

     The Prior Directors' Plan provided for a one-time grant to each Non-Employee Director of an option to purchase 60,000 shares of the Company's Common Stock, effective upon the initial election of such person for the first time to serve as a Non-Employee Director. The 1998 Directors' Plan will provide for Initial Option grants to persons upon first joining the Board and Annual Option grants to Non-Employee Directors who continue to serve on the Board. See Proposal 5, Non-Discretionary Grants.

     Options granted on or after November 18, 1996 under the Prior Directors' Plan, as amended by the Board of Directors, vest over 5 years according to the following schedule: So long as the optionee continues to serve as a Non-Employee Director or employee of, or consultant to the Company, 20% of the shares subject to the option will vest on each of the first, second, third, fourth and fifth anniversaries of the date of grant. Options granted under the Prior Directors' Plan prior to November 18, 1996 vest over 5 years according to the following schedule: So long as the optionee continues to serve as a Non-Employee Director (or, as such options have been amended by the Board, as an employee of or consultant to the Company), 20% of the shares subject to the option will vest on each of the second, third and fourth anniversaries of the date of grant, and the remaining 40% of such shares will vest on the fifth anniversary of the date of grant. The term of all options under the Prior Directors' Plan is ten years, but such options expire 30 days after the optionee ceases to be a Non-Employee Director, employee or consultant (including those options granted prior to November 18, 1996, as amended), unless the termination is due to such person's death or permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination, but only to the extent the option was exercisable at the time of such termination.

     If any change is made in the stock subject to the Prior Directors' Plan, or subject to any option granted thereunder, the Prior Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the type(s) and maximum number of securities subject to the such Plan and the type(s), number of securities and price per share of stock subject to such outstanding options.

     During the fiscal year which ended September 28, 1997, upon his election to the Board in February 1997, Dr. Kahn was granted options to purchase 60,000 shares of Common Stock pursuant to the Prior Directors' Plan. As of November 21, 1997, no options had been exercised under the Prior Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

                            SUMMARY OF COMPENSATION

     The following table shows, for each of the three fiscal years ended September 28, 1997, compensation awarded or paid to, or earned by the Named Executive Officers:

                                                                              LONG-TERM
                                                            ANNUAL           COMPENSATION      ALL
                                                        COMPENSATION(1)       SECURITIES      OTHER
                                                     ---------------------    UNDERLYING     COMPEN-
      NAME AND PRINCIPAL POSITION           YEAR      SALARY       BONUS      OPTIONS(#)    SATION(2)
----------------------------------------    -----    --------     --------   ------------   ---------
Irwin Mark Jacobs.......................     1997    $538,394     $500,667            0      $55,458
  Chairman of the Board and                  1996    $476,477     $200,000      215,000      $46,706
  Chief Executive Officer                    1995    $390,992     $250,000       75,000      $ 5,082
Harvey P. White.........................     1997    $395,713     $250,000            0      $37,011
  President                                  1996    $354,963     $100,000       85,000      $34,437
                                             1995    $297,462     $150,000       60,000      $ 4,654
Richard Sulpizio........................     1997    $340,411     $225,000      100,000      $20,981
  Executive Vice-President and               1996    $277,702     $100,000       80,000      $ 3,386
  Chief Operating Officer                    1995    $223,486     $110,000       30,000      $ 3,329
Andrew J. Viterbi.......................     1997    $348,070     $201,600            0      $33,211
  Vice Chairman of the Board                 1996    $308,594     $100,800       85,000      $29,903
                                             1995    $266,032     $110,000       45,000      $ 4,544
Anthony S. Thornley.....................     1997    $284,638     $150,000            0      $25,239
  Executive Vice-President and               1996    $251,098     $ 85,000       55,000      $15,730
  Chief Financial Officer                    1995    $221,962     $ 75,000       10,000      $ 3,394

---------------

(1) As permitted by rules established by the Commission, no amounts are shown with respect to certain "perquisites" where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

(2) Includes Company matching 401(k) contributions, executive benefits payments and executive retirement stock matching as follows:

                                                    COMPANY
                                                   MATCHING      EXECUTIVE      EXECUTIVE
                                                    401(K)       BENEFITS       RETIREMENT      TOTAL OTHER
                  NAME                    YEAR   CONTRIBUTIONS   PAYMENTS    CONTRIBUTIONS(1)   COMPENSATION
----------------------------------------  -----  -------------   ---------   ----------------   ------------
Irwin Mark Jacobs.......................   1997     $ 2,145       $ 2,948        $ 50,365         $ 55,458
                                           1996     $ 2,191       $ 2,948        $ 41,567         $ 46,706
                                           1995     $ 2,134       $ 2,948        $      0         $  5,082
Harvey P. White.........................   1997     $ 2,145       $ 2,520        $ 32,346         $ 37,011
                                           1996     $ 2,191       $ 2,520        $ 29,726         $ 34,437
                                           1995     $ 2,134       $ 2,520        $      0         $  4,654
Richard Sulpizio........................   1997     $ 2,145       $ 1,195        $ 17,641         $ 20,981
                                           1996     $ 2,191       $ 1,195        $      0         $  3,386
                                           1995     $ 2,134       $ 1,195        $      0         $  3,329
Andrew Viterbi..........................   1997     $ 2,145       $ 2,410        $ 28,656         $ 33,211
                                           1996     $ 2,191       $ 2,410        $ 25,302         $ 29,903
                                           1995     $ 2,134       $ 2,410        $      0         $  4,544
Anthony S. Thornley.....................   1997     $ 2,145       $ 1,260        $ 21,834         $ 25,239
                                           1996     $ 2,191       $ 1,260        $ 12,279         $ 15,730
                                           1995     $ 2,134       $ 1,260        $      0         $  3,394

---------------

(1) The Company has a voluntary retirement plan that allows eligible executives to defer up to 100% of their income on a pre-tax basis. The participants receive a 50% company stock match on a maximum deferral of 15% of income payable only upon eligible retirement. Participants become fully vested in the stock benefit at age 65 and may become partially vested earlier upon reaching age 62 1/2 and completing ten years of employment with the Company. The employee contributions and the stock benefit are unsecured and subject to the general creditors of the Company. At September 28, 1997, 1,496 shares, 1,008 shares and 626 shares were vested on behalf of Irwin Mark Jacobs, Harvey P. White and Andrew J. Viterbi, respectively.

                      1997 FISCAL YEAR STOCK OPTION GRANTS

     The Company grants options to its executive officers under the Option Plan. As of November 21, 1997, options to purchase a total of 25,911,040 shares had been granted, 18,854,413 of which are presently outstanding and 7,056,627 of which have been exercised under the Option Plan, and options to purchase 7,488,960 shares remained available for grant thereunder, including those options subject to stockholder approval under Proposal 3.

     The following tables show for the fiscal year ended September 28, 1997 certain information regarding options granted to, exercised by and held at year end by the Named Executive Officers:

                                 NUMBER OF                                             POTENTIAL REALIZABLE
                                 SECURITIES    % OF TOTAL                                VALUE AT ASSUMED
                                 UNDERLYING     OPTIONS         INDIVIDUAL GRANTS      ANNUAL RATES OF STOCK
                                  OPTIONS      GRANTED TO     ---------------------       OPTION TERM(2)
                                  GRANTED     EMPLOYEES IN    EXERCISE   EXPIRATION   -----------------------
             NAME                 (#)(1)     FISCAL YEAR(%)   PRICE($)      DATE          5%          10%
-------------------------------  ---------   --------------   --------   ----------   ----------   ----------
Richard Sulpizio...............   100,000          2.4%        $52.50      9/18/07    $3,301,697   $8,367,148

---------------

(1) Mr. Sulpizio was the only Named Executive Officer that received a stock option grant during the fiscal year ended September 28, 1997. Such options vest according to the following schedule: 20% vest on each of the first, second, third, fourth and fifth anniversaries of the date of grant.

(2) Calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually. Options granted under the Option Plan generally have a maximum term of ten years. The total appreciation of the options over their ten year terms at 5% and 10% is 63% and 159%, respectively.

          1997 FISCAL YEAR OPTION EXERCISES AND YEAR-END OPTION VALUES

                       SHARES                  NUMBER OF SECURITIES UNDERLYING
                      ACQUIRED                   UNEXERCISED OPTIONS HELD AT      VALUE OF UNEXERCISED IN-THE-MONEY
                         ON        VALUE             SEPTEMBER 28, 1997           OPTIONS AT SEPTEMBER 28, 1997(1)
                      EXERCISE    REALIZED    ---------------------------------   ---------------------------------
        NAME            (#)         ($)       EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
--------------------  --------   ----------   --------------   ----------------   --------------   ----------------
Irwin Mark Jacobs...        0    $        0       238,000           352,000         $5,615,850        $6,563,400
Harvey P. White.....        0    $        0       119,000           176,000         $2,892,030        $3,618,120
Richard Sulpizio....   25,560    $1,312,830        88,000           228,000         $2,198,640        $2,722,560
Andrew J. Viterbi...        0    $        0        86,000           144,000         $2,011,710        $2,746,840
Anthony S.
  Thornley..........    5,000    $  177,200        36,000            94,000         $  904,500        $2,008,500

---------------

(1) Represents the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing value per share was $56.06 on the last trading day of the fiscal year as reported on the Nasdaq National Market.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION (1)

OVERVIEW AND PHILOSOPHY

     The Company's Compensation Committee (the "Committee") is composed of three outside directors, Chairman Jerome S. Katzin and Messrs. Duane A. Nelles and Marc I. Stern. Among other responsibilities, the Committee reviews and approves annual executive officer compensation. In general, the compensation policies adopted by the Committee continue to be designed to: (i) attract and retain executives capable of leading the Company to meet its business objectives and
(ii) motivate the Company's executives to enhance long-term stockholder value.

EXECUTIVE OFFICER COMPENSATION

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation in the form of a cash bonus and long-term incentive compensation in the form of stock option grants.

     The Committee has access to a number of recognized executive management and compensation studies(2). These form the basis for arriving at judgment decisions as to the appropriate levels of executive compensation for the Company. In general, the Committee attempts to set annual executive cash compensation (base salary and bonus) and provide option grants at levels above the median levels contained in such studies, adjusted for the size of the Company, its stage of development, the highly competitive and innovative nature of the telecommunications industry and the level of responsibility, experience, performance and contribution of each executive officer to the Company's growth and profitability. In addition, fiscal 1997 was another year of significant achievement in all aspects of the Company's business. This considerable record was a dominant factor in the Company's decision on salaries, bonuses and stock options for executive officers of the Company. Our purpose is to attract and retain the best and most talented people.

  Base Salary

     Over the past few years the Committee has moved executive officer base salary to competitive levels relative to the various markets from which the Company attracts executive talent. Competition for senior level talent in the wireless communications industries continues to be high. Because of this condition and due to the continuing rapid growth of the Company, the base salary for executive officers generally continues to be set above the median level of the market surveys.

  Annual Cash Incentive Bonus

     The Company pays bonuses to its executive officers at the end of the fiscal year primarily upon the Company's performance, taking into consideration the compensation studies, individual performance and the other factors noted above. On a forward basis, the Committee is establishing financial and business targets for guidance in setting fiscal 1998 bonus awards.
---------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The data regarding salary surveys and the stock performance indices, which appear under the caption "Performance Measurement Comparison," are based on different sets of comparable companies and are derived from different sources.

  Stock Option Grants

     The Company broadly grants stock options in order to provide long-term incentives and align employee and stockholder long-term interests by creating a direct link between compensation and stockholder return. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant. In order to facilitate long-term incentives through the option grants, options are subject to vesting over five years, with 20% of the shares vesting at the end of each of the first, second, third, fourth and fifth years following the date of grant. During fiscal 1997, 8.6% of the total options granted by the Company were granted to executive officers of the Company, including 2.4% of the total options granted to the Named Executive Officers.

     The option vesting period is designed to encourage employees to work with a long term view of the Company's welfare and to establish their long term affiliation with the Company. It is also designed to reduce employee turnover and to retain the trained skills of valued staff.

     Because a primary purpose of granting options is to provide incentives for future performance and to secure retention of valued employees, the Committee considers each individual's previously granted shares and the number of unvested shares when granting additional stock options.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that stock options granted by the Compensation Committee under the Company's 1991 Stock Option Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation."

CHAIRMAN AND CHIEF EXECUTIVE OFFICER SALARY

     During fiscal 1997, as in previous years, Dr. Irwin Mark Jacobs, a founder of the Company, has led the Company towards outstanding business and financial achievements as its Chief Executive Officer. Financially, the Company has enjoyed strong growth and success: revenue and net income for fiscal 1997 are 258% and 438%, respectively, of last year's. The Company achieved major developments in each aspect of its lines of business. During fiscal 1997, Dr. Jacobs earned a base salary of $538,000, a 13% increase over the prior year. To reward Dr. Jacobs for his outstanding contributions to the Company's success during fiscal 1997, after the end of fiscal 1997, the Committee awarded Dr. Jacobs a $500,000 bonus and a stock option grant to purchase 180,000 shares of the Company's Common Stock at an exercise price of $63.75 per share.

                                          COMPENSATION COMMITTEE
                                          Jerome S. Katzin, Chairman
                                          Duane A. Nelles
                                          Marc I. Stern

                       PERFORMANCE MEASUREMENT COMPARISON

     The following graph compares total stockholder return on the Company's Common Stock since September 29, 1992 to two indices: the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market, U.S. companies (the "Nasdaq-US") and the Nasdaq CRSP Total Return Index for Communications Equipment Stocks, SIC 3660-3669 (the "Nasdaq-Industry"). The Nasdaq-US tracks the aggregate price performance of all equity securities of U.S. companies traded on the Nasdaq National Market (the "NNM") and the Nasdaq SmallCap Market (the "SmallCap Market"). The Nasdaq-Industry tracks the aggregate price performance of equity securities of communications equipment companies traded on the NNM and the SmallCap Market. The total return for the Company's stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on the Company's stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each quarterly period. The Company's Common Stock is traded on the NNM and is a component of both the Nasdaq-US and the Nasdaq-Industry.(1)

           COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT SINCE
                             SEPTEMBER 29, 1992(2)

                                 NASDAQ
                                INDUSTRY
   MEASUREMENT                   INDEX       NASDAQ
     PERIOD                       (SIC        U.S.      BASELINE
  (FISCAL YEAR      QUALCOMM      3660-    COMPANIES    INDEX ON
    COVERED)        INCORPORATED  3669)      INDEX       9/29/92
9/29/92                  100         100         100       100
12/27/92             196.364     140.939      115.58       100
3/28/93              330.909     161.162      118.06       100
6/27/93              401.818     193.765     120.419       100
9/26/93              598.182     246.999     130.358       100
12/26/93             410.909     232.763     131.488       100
3/27/94              378.182     233.166     136.193       100
6/26/94              232.727     169.584     120.933       100
9/25/94              378.182     201.832     132.137       100
12/25/94             374.546     240.883      130.07       100
3/26/95              472.728     276.704      143.99       100
6/25/95              490.909     339.941      165.35       100
9/24/95              683.637     429.255     186.011       100
12/31/95             625.455     390.336     186.429       100
3/31/96              603.637     403.471     195.123       100
6/30/96              772.728     502.358     211.051       100
9/29/96              633.637     479.719     219.212       100
12/29/96             589.091      450.61     229.579       100
3/30/97              870.909     410.443     221.897       100
6/29/97              738.182     479.823     255.714       100
9/28/97              815.454     549.523      299.37       100

                      ----------------------------------------------------------
                                          Note: Historical stock price
                                          performance is not
                                          necessarily indicative of future price
                                          performance.
                      ----------------------------------------------------------

     The Company's closing stock price on September 26, 1997, the last trading day of the Company's 1997 fiscal year, was $56.06 per share.
---------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Shows the cumulative total return on investment assuming an investment of $100 in each of the Company, the Nasdaq-US and the Nasdaq-Industry on September 29, 1992.

                              CERTAIN TRANSACTIONS

     The Company's policy is that it will not make loans to or enter into other transactions with directors, officers, or affiliates unless such loans or transactions are approved by a majority of the Company's disinterested directors, may reasonably be expected to benefit the Company and are determined to be on terms no less favorable to the Company than could be obtained in arm's length transactions with unaffiliated third parties.

     The Company's Bylaws provide that the Company will indemnify its directors and may indemnify its officers, employees, and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and may require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     In addition, the Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Company has entered into separate indemnification agreements with its directors. These agreements may require the Company, among other things, to indemnify the directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' insurance if available on reasonable terms.

     The Company maintains insurance policies covering officers and directors under which the insurers agree to pay, subject to certain exclusions, including certain violations of securities laws, for any claim made against the directors and officers of the Company for a wrongful act that they may become legally obligated to pay or for which the Company is required to indemnify the officers or directors. The Company believes that its Certificate of Incorporation and Bylaw provisions, indemnification agreements and such insurance policies are necessary to attract and retain qualified persons as directors and officers.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought nor is the Company aware of any threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

     In November 1995, the Company paid $5,000,000 to purchase 1,666,666 shares of Series B Common Stock and provided a $25,000,000 short-term note receivable to NextWave Telecom Inc. ("NextWave"), a privately held company. As part of the share purchase, the Company also received warrants to buy 1,111,111 additional shares of Series B Common Stock at $3 per share. During March 1996, the Company converted $15,000,000 of note receivable into 5,000,000 shares of Series B Common Stock. During June 1996, the Company collected $9,602,000 of the short-term note receivable and converted the remaining principal balance of $398,000 into a 3 year promissory note convertible into 1,019,444 shares of Series C Common Stock. Janice Obuchowski, an officer, a Director and a stockholder of NextWave, was a director of the Company until her resignation in November 1996.

     In February 1997 and March 1997 the Company completed the sale of 13,200,000 QUALCOMM Financial Trust I 5 3/4% Trust Convertible Preferred Securities in which it raised approximately $642 million in net proceeds. Each Trust Convertible Preferred Security is convertible into approximately 0.6882 shares of

Common Stock of the Company. Goldman, Sachs & Co. acted as one of the managing underwriters in the offering. Mr. Sacerdote, a director of the Company, is a limited partner of the Goldman Sachs Group, L.P.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 1997, as filed with the Securities and Exchange Commission, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Investor Relations, 6455 Lusk Blvd., San Diego, California 92121.

                                          By Order of the Board of Directors

                                          /s/ IRWIN MARK JACOBS
                                          -----------------------------------
                                          Irwin Mark Jacobs
                                          Chairman of the Board
                                          and Chief Executive Officer

December 29, 1997

                                   EXHIBIT A

                          CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                             QUALCOMM INCORPORATED

     QUALCOMM Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY
CERTIFY:

     FIRST, That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate"), declaring said amendments to be advisable. The resolution setting forth the proposed amendments is as follows:

          RESOLVED, that Article IV of the Restated Certificate shall be amended to read in its entirety as follows:

          "This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is three hundred eight million (308,000,000) shares. Three hundred million (300,000,000) shares shall be Common Stock, each having a par value of one-one hundredth of one cent ($0.0001). Eight million (8,000,000) shares shall be Preferred Stock, each having a par value of one-one hundredth of one cent ($0.0001)."

     SECOND, That the foregoing amendment was duly approved by the holders of the necessary number of shares of the Corporation's voting securities as required by statute and the Restated Certificate at a meeting of the stockholders of the Corporation.

     THIRD, That the foregoing amendments were adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, QUALCOMM Incorporated has caused this Certificate to be
signed by its duly authorized officers this      day of February, 1998.

                                          By:
                                          --------------------------------------
                                            Irwin Mark Jacobs
                                            Chairman of the Board of Directors

ATTEST:

By:
----------------------------------------------------
    Steven R. Altman
    Assistant Secretary

                             QUALCOMM Incorporated

                       1991 EMPLOYEE STOCK PURCHASE PLAN

               Adopted by the Board of Directors August 19, 1991

     As amended by the Board of Directors on July 27, 1993, November 6, 1995 and
                               November 17, 1997

         1.      PURPOSE.

                 (a) The purpose of the QUALCOMM Incorporated 1991 Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of QUALCOMM Incorporated, a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

                 (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

                 (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

                 (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

         2.      ADMINISTRATION.

                 (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

                 (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                          (i)     To determine when and how rights to purchase
stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

                          (ii)    To designate from time to time which
Affiliates of the Company shall be eligible to participate in the Plan.

                          (iii)   To construe and interpret the Plan and rights
granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                          (iv)    To amend the Plan as provided in paragraph 13.

                          (v)     Generally, to exercise such powers and to
perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

                 (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

         3.      SHARES SUBJECT TO THE PLAN.

                 (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate two million (4,200,000) shares of the Company's $0.0001 par value common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan.

                 (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

         4.      GRANT OF RIGHTS; OFFERING.

                 The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

         5.      ELIGIBILITY.

                 (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

                 (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

                          (i)     the date on which such right is granted shall
be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

                          (ii)    the Purchase Period (as defined below) for
such right shall begin on its Offering Date and end coincident with the end of such Offering; and

                          (iii)   the Board or the Committee may provide that
if such person first becomes an eligible employee within a specified period of time before the end of the Purchase Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

                 (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

                 (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

                 (e) Officers of the Company shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

         6.      RIGHTS; PURCHASE PRICE.

                 (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined in Section 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the "Purchase Period"). In connection with each Offering made under this Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering which contains more than one Exercise Date (as defined in the Offering), the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Exercise Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

                 (b) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

                          (i)     an amount equal to eighty-five percent (85%)
of the fair market value of the stock on the Offering Date; or

                          (ii)    an amount equal to eighty-five percent (85%)
of the fair market value of the stock on the Exercise Date.

                 (c) For purposes of this Plan, "fair market value" means, as of any date, the value of the common stock of the Company determined as follows:

                          (i)     if the common stock is listed on any
established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the fair market value of a share of common stock shall be the average of the highest and lowest price at which the common stock was sold on such exchange or national market system on the date as of which the determination is to be made (or, if such date is not a trading day on such exchange system, on the date that is the next market trading day following the date as of which the determination is to be made);

                          (ii)    if the common stock is quoted on the NASDAQ
System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value of a share of common stock shall be the mean between the high bid and high asked prices for the common stock on the date as of which the determination is to be made (or, if such date is not a trading day on such exchange system, on the date that is the next market trading day following the date as of which the determination is to be made), as reported in the Wall Street Journal or such other sources as the Board deems reliable;

                          (iii)   in the absence of an established market for
the common stock, the fair market value shall be determined in good faith by the Board.

         7.      PARTICIPATION; WITHDRAWAL; TERMINATION.

                 (a) An eligible employee may become a participant in an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Purchase Period. "Earnings" is defined as the total compensation paid to an employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, and other remuneration paid directly to the employee, but excluding commissions, bonuses, profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero), increase or begin such payroll deductions after the beginning of any Purchase Period only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Purchase Period.

                 (b) At any time during a Purchase Period a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Purchase Period except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

                 (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company or an Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

                 (d) Rights granted under the Plan shall not be transferable, and shall be exercisable only by the person to whom such rights are granted.

         8.      EXERCISE.

                 (a) On each exercise date, as defined in the relevant Offering (an "Exercise Date"), each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Exercise Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after said final Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Exercise Date of an Offering shall be distributed in full to the participant after such Exercise Date, without interest.

                 (b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If on an Exercise Date of any Offering hereunder the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised on said Exercise Date and the Exercise Date shall be delayed until the Plan is subject to such an effective registration statement, except that the Exercise Date shall not be delayed more than two (2) months and the Exercise Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Exercise Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the purchase period (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

         9.      COVENANTS OF THE COMPANY.

                 (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

                 (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

         10.     USE OF PROCEEDS FROM STOCK.

                 Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

         11.     RIGHTS AS A STOCKHOLDER.

                 A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued.

         12.     ADJUSTMENTS UPON CHANGES IN STOCK.

                 (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights.

                 (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

         13.     AMENDMENT OF THE PLAN.

                 (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                          (i)     Increase the number of shares reserved for
rights under the Plan;

                          (ii)    Modify the provisions as to eligibility for
participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

                          (iii)   Modify the Plan in any other way if such
modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

                 (b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

         14.     TERMINATION OR SUSPENSION OF THE PLAN.

                 (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

                 (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

         15.     EFFECTIVE DATE OF PLAN.

                 The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company.

                              QUALCOMM INCORPORATED
                          1998 NON-EMPLOYEE DIRECTORS'
                                STOCK OPTION PLAN

                       ADOPTED EFFECTIVE FEBRUARY 10, 1998
                     STOCKHOLDER APPROVAL FEBRUARY 10, 1998


1.      PURPOSE.

        (a) The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the common stock of the Company ("Common Stock") through the granting of Nonstatutory Stock Options. This Plan shall serve as an amendment and restatement of the Company's Non-Employee Director Stock Option Plan, which was adopted by the Company in 1993 (the "Prior Plan"), and shall be effective February 10, 1998 (the "Effective Date").

        (b) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity and to provide incentives for such persons to exert maximum efforts for the success of the Company. (C) The Company intends that the Options issued under the Plan shall be Nonstatutory Stock Options granted pursuant to Section 6 hereof.

2.      DEFINITIONS.

        (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b) "ANNUAL OPTION" means a stock option granted pursuant to subsection 5(c) of the Plan.

        (c) "BOARD" means the Board of Directors of the Company.

        (d) "CODE" means the Internal Revenue Code of 1986, as amended.

        (e) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

        (f) "COMPANY" means QUALCOMM Incorporated, a Delaware corporation.

        (g) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided




                                       1.

that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

        (h) "CONTINUOUS SERVICE" means that the Optionee's service to the Company or an Affiliate of the Company, whether in the capacity of a Director or subsequently as an Employee or a Consultant, is not interrupted or terminated. The Optionee's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders such service to the Company or an Affiliate of the Company or a change in the entity for which the Optionee renders such service, provided that there is no interruption or termination of the Optionee's service. The Board or its designee, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or its designee, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

        (i) "DIRECTOR" means a member of the Board.

        (j) "DISABILITY" means the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code.

        (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (m) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock of the Company determined as follows:

            (i) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market, the Fair Market Value of a share of Common Stock shall be the average of the highest and lowest price at which the Common Stock was sold on such exchange or national market on the trading day prior to the day of determination (or, in the case in which the Common Stock is traded on more than one market, the exchange or system on which the Common Stock has the highest average trading volume), as reported in the Wall Street Journal or such other source as the Board deems reliable; or

            (ii) in the absence of any such market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (o) "INITIAL OPTION" means a stock option granted pursuant to subsection 5(b) of the Plan.




                                       2.

        (p) "NON-EMPLOYEE DIRECTOR" means a Director who is not a current Employee or Officer of the Company or its parent or a subsidiary and does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director.

        (q) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (r) "OFFICER" means any person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (s) "OPTION" means a stock option granted pursuant to the Plan.

        (t) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (u) "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan.

        (v) "PLAN" means this QUALCOMM Incorporated 1998 Non-Employee Directors' Stock Option Plan.

        (w) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (x) "SECURITIES ACT" means the Securities Act of 1933, as amended.

3.      ADMINISTRATION.

        (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (ii) To amend the Plan or an Option as provided in Section 11.




                                       3.

            (iii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c) The Board may delegate administration of the Plan to a Committee or Committees of not fewer than two members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board, and to the requirements of Section 144 of the Delaware General Corporation Law. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.      SHARES SUBJECT TO THE PLAN.

        (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate Five Hundred Thousand (500,000) shares of Common Stock. This share reserve shall be comprised of: (i) the Thirty Thousand (30,000) shares of Common Stock available for grant under the Prior Plan plus (ii) an additional Four Hundred and Seventy Thousand (470,000) shares. If any Option (including an Option granted under the Prior Plan) shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan. Similarly, if the Company shall for any reason exercise its right of repurchase with respect to any unvested shares of Common Stock purchased pursuant an early exercise provision, as provided for in subsection 6(j), the unvested shares so repurchased shall revert to and again become available for issuance under the Plan.

        (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.      ELIGIBILITY AND NON-DISCRETIONARY GRANTS.

        (a) Options shall be granted only to Non-Employee Directors of the Company.

        (b) Each person who is, on the Effective Date or any subsequent date thereto, elected or appointed for the first time to be a Non-Employee Director shall automatically, upon such date of initial election or appointment, be granted an Initial Option to purchase Twenty Thousand (20,000) shares of Common Stock of the Company on the terms and conditions set forth herein.

        (c) Each year, commencing with the annual meeting of stockholders of the Company (the "Annual Meeting") occurring in 1998, each person who is then serving as a Non-Employee Director, other than a Non-Employee Director who is granted an Initial Option at such Annual Meeting, shall automatically be granted an Annual Option to purchase Ten Thousand (10,000) shares of Common Stock of the Company on the terms and conditions set forth herein.




                                       4.

6.      OPTION PROVISIONS.

        Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) each of the following provisions:

        (a) TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

        (b) PRICE. The exercise price of each Option shall equal one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, by (A) delivery to the Company of other Common Stock of the Company or (B) other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the Optionee in any other form of legal consideration that may be acceptable to the Board.

        (d) TRANSFERABILITY. An Option shall be transferable only to the extent specifically provided in the Option Agreement; provided, however, that if the Option Agreement does not specifically provide for the transferability of the Option, the Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or by such person's guardian or legal representative. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

        (e) VESTING.

            (i) The total number of shares of stock subject to an Option shall be allotted in periodic installments. The Option Agreement shall provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised.

            (ii) Initial Options shall vest over a period of five (5) years with twenty percent (20%) of the total number of such shares subject to such Option ("Option Shares") vesting as follows: (A) if the Initial Option is granted pursuant to the election of the Optionee to the Board at an Annual Meeting, then such Initial Option will vest on January 15 of each of the




                                       5.

first, second, third, fourth and fifth years following the date of the grant of such Initial Option; or (B) if the Initial Option is granted pursuant to the election or appointment of the Optionee to the Board at some time other than at an Annual Meeting, then such Initial Option will vest on the anniversary of the date of the grant of such Initial Option in each of first, second, third, fourth and fifth years following such grant; provided, however, that if the Optionee's Continuous Service is terminated due to (1) death, (2) a Voluntary Termination with Good Reason (as defined in subsection 10(c)), or (3) an Involuntary Termination without Cause (as defined in subsection 10(d)), then the vesting of such Initial Option and the time during which such Initial Option may be exercised shall be accelerated upon the occurrence of such event.

            (iii) Annual Options shall vest over five (5) years, with twenty percent (20%) of the Option Shares vesting on January 15 of each of the first, second, third, fourth and fifth years following the date of the grant of such Annual Option; provided, however, that if the Optionee's Continuous Service is terminated due to (1) death, (2) a Voluntary Termination with Good Reason, or
(3) an Involuntary Termination without Cause, then the vesting of such Annual Option and the time during which such Annual Option may be exercised shall be accelerated upon the occurrence of such event.

        (F) TERMINATION OF SERVICE. In the event an Optionee's Continuous Service terminates (other than upon the Optionee's retirement at age seventy
(70) or older after nine (9) or more years of service on the Board or, the Optionee's death or Disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date thirty (30) days after the termination of the Optionee's Continuous Service or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        If the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's retirement at age seventy (70) or older after nine (9) or more years of service on the Board or the Optionee's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the termination of the Optionee's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements (if such provisions would result in an extension of the time during which the Option may be exercised beyond the period described in the first paragraph of this subsection 6(f)).

        If the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's retirement at age seventy (70) or older after nine (9) or more years of service on the Board or the Optionee's death or Disability) would be prohibited at any time solely because such exercise would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earliest of (i) the expiration of the term of the Option, (ii) the tenth




                                       6.

(10th) day after the last date upon which exercise would result in such liability, or (iii) six (6) months and ten (10) days after the termination of the Optionee's Continuous Service.

        (g) RETIREMENT OF OPTIONEE. Notwithstanding anything in subsection 6(f) to the contrary, in the event of the retirement of an Optionee at age seventy
(70) or older after nine (9) years of service on the Board, the Option will terminate only upon the expiration of the Option term.

        (h) DISABILITY OF OPTIONEE. Notwithstanding anything in subsection 6(f) to the contrary, in the event an Optionee's Continuous Service terminates due to the Disability of the Optionee, the Option will terminate only upon the expiration of the Option term.

        (i) DEATH OF OPTIONEE. In the event that: (i) an Optionee's Continuous Service terminates due to the death of the Optionee, or (ii) an Optionee's Continuous Service terminates due to the Disability of the Optionee and such termination is subsequently followed by the death of the Optionee prior to the expiration of the term of the Option, then the vesting of all unvested shares owned by the Optionee will be accelerated effective as of the date of death of the Optionee and the Option may be exercised by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending twelve (12) months after the death of the Optionee. If, after the death of the Optionee, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (j) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price of the Common Stock, or to any other restriction the Board determines to be appropriate; provided, however, that (i) the right to repurchase at the original purchase price shall lapse at a rate of twenty percent (20%) per year over five (5) years from the date the Option was granted, and (ii) such right shall be exercisable only within (A) the ninety (90) day period following the termination of the Optionee's Continuous Service or (B) such longer period as may be agreed to by the Company and the Optionee.

7.      COVENANTS OF THE COMPANY.

        (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

        (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Options. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the




                                       7.

lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.      USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.      MISCELLANEOUS.

        (a) Neither a Non-Employee Director nor any person to whom an Option is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

        (b) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any holder of Options any right to continue serving as a Director, Employee or Consultant, or shall affect the right of the Company or any Affiliate to terminate the Optionee's service as a Director, Employee or Consultant, pursuant to the Company's Bylaws and the provisions of the corporate law of the state in which the Company is incorporated.

        (c) The Company may require any person to whom an Option is granted, or any person to whom an Option is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Option: (i) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

        (d) To the extent provided by the terms of an Option Agreement, the person to whom an Option is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to such person by the Company) or




                                       8.

by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Option; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

10.     ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the type(s) and maximum number of securities subject to the Plan pursuant to subsection 4(a), and the outstanding Options will be appropriately adjusted in the type(s) and number of securities and price per share of stock subject to such outstanding Options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

        (b) In the event of: (1) a dissolution or liquidation of the Company,
(2) the sale of all or substantially all of the Company's assets, (3) a merger, consolidation or reorganization of the Company with or into another corporation or other legal person, other than a merger, consolidation or reorganization in which more than fifty percent (50%) of the combined voting power of the then-outstanding securities of the surviving entity (or if more than one entity survives the transaction, the controlling entity) immediately after such a transaction are held in the aggregate by holders of voting securities of the Company immediately prior to such transaction, (4) the acquisition by any person (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company, or (5) during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by the Company's stockholders of a Director of the Company first elected during such period was approved by the vote of at least two-thirds of the Incumbent Directors, whereupon such Director shall also be classified as an Incumbent Director (collectively, a "Change in Control"), then: (i) any surviving or acquiring corporation shall assume Options outstanding under the Plan or shall substitute similar options (including an option to acquire the same consideration paid to stockholders in the transaction described in this subsection 10(b)) for those outstanding under the Plan and in the event any surviving or acquiring corporation does assume such Options or substitute similar options for those outstanding under the Plan, then upon the Optionee's Voluntary Termination with Good Reason (as described in subsection 10(c)) or the Optionee's Involuntary Termination without Cause (as described in subsection 10(d)) the vesting of such Options and the time during which such




                                       9.

Options may be exercised shall be accelerated upon the occurrence of such event or (ii) in the event any surviving or acquiring corporation refuses to assume such Options or to substitute similar options for those outstanding under the Plan, then (A) with respect to Options held by persons then performing services as Directors, Employees or Consultants, the vesting of such Options and the time during which such Options may be exercised shall be accelerated prior to such event and the Options terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Options outstanding under the Plan, such Options shall be terminated if not exercised prior to such event.

        (c) The term "Voluntary Termination with Good Reason" means the Optionee's resignation, with Good Reason (as defined below), as a Director, within one (1) month prior to the Change in Control or within thirteen (13) months following a Change in Control. "Good Reason" means any of the following to the extent applicable to the Optionee's position as a Director, Employee or Consultant at that time:

            (i) reduction of the Optionee's rate of compensation (including Director fees) as in effect immediately prior to the Change in Control;

            (ii) failure to provide a package of benefits which, taken as a whole, provide substantially similar benefits to those in which the Optionee was entitled to participate immediately prior to the Change in Control;

            (iii) a change in the Optionee's responsibilities, authority, title or office resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by the Company promptly after notice thereof is given by the Optionee;

            (iv) a request that the Optionee render services at a site more than thirty-five (35) miles from the prior site at which Optionee rendered services, unless the Optionee accepts such relocation request;

            (v) failure or refusal of a successor to the Company to assume any Option granted under this Plan; or

            (vi) any material breach by the Company or any successor to the Company of any of the material provisions of the Optionee's Option.

        (d) The term "Involuntary Termination without Cause" means the involuntary termination without Cause (as defined below) of the Optionee's Continuous Service by the Company within one (1) month prior to a Change in Control or within thirteen (13) months following a Change in Control. "Cause" means any of the following:

            (i) the Optionee's theft, dishonesty, or falsification of documents or records;

            (ii) the Optionee's improper use or disclosure of the Company's confidential or proprietary information;




                                      10.

            (iii) any action by the Optionee which has a material detrimental effect on the Company's reputation or business;

            (iv) the Optionee's failure or inability to perform any reasonable assigned duties after written notice from the Board of, and a reasonable opportunity to cure, such failure or inability;

            (v) any material breach by the Optionee of any service agreement between the Optionee and the Company which breach is not cured pursuant to the terms of such agreement; or

            (vi) the Optionee's conviction (including any plea of guilty or nolo contendere) of any criminal act which materially impairs the Optionee's ability to perform his or her duties with the Company.

11.     AMENDMENT OF THE PLAN AND OPTIONS.

        (a) The Board at any time, and from time to time, may amend the Plan and/or some or all outstanding Options granted under the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Rule 16b-3, any requirements of Section 144 of the Delaware General Corporation Law, or any Nasdaq National Market or securities exchange listing requirements.

        (b) An Optionee's rights and obligations under any Option granted before any amendment of the Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and
(ii) such person consents in writing.

12.     TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on February 9, 2113, which is fifteen (15) years from the date the Plan was approved by the stockholders of the Company. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) An Optionee's rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

13.     EFFECTIVE DATE OF PLAN.

        The Plan shall become effective on the Effective Date, which is the date of the Plan's approval by the stockholders of the Company. In the event the Plan is not approved by the




                                      11.

stockholders, then the Prior Plan shall continue in full force and effect without regard to the adoption of this Plan.






















                                      12.

                              QUALCOMM INCORPORATED
                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                            NONSTATUTORY STOCK OPTION
                                (INITIAL OPTION)

______________________, Optionee:

        On ________________, 19___, an option to purchase shares of common stock ("Common Stock") was automatically granted to you (the "Optionee") pursuant to the QUALCOMM Incorporated (the "Company") 1998 Non-Employee Directors' Stock Option Plan (the "Plan"). This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Capitalized terms not explicitly defined in this agreement shall have the meaning assigned to such terms in the Plan.

        The details of your option are as follows:

        1. The total number of shares of Common Stock subject to this option is twenty thousand (20,000).

        2. The exercise price of this option is _____________________ ($________) per share, such amount being equal to the Fair Market Value of the Common Stock on the date of grant of this option.

        3. Subject to the limitations contained herein, if:

                    (i) this option is being granted pursuant to your initial election to the Board of Directors of the Company at an annual meeting of the Company's stockholders, then this option shall become exercisable (i.e., vest) in five (5) equal annual installments with each installment becoming exercisable on January 15 of each of the first, second, third, fourth and fifth years following the date of the grant; or

                   (ii) this option is being granted pursuant to your initial election to the Board of Directors of the Company at some time other than at an annual meeting of the Company's stockholders, then this option shall become exercisable (i.e., vest) in five (5) equal annual installments with each installment becoming exercisable on each of the first, second, third, fourth and fifth anniversaries of the date of the grant;

provided, however, that you have, during the period from the date of grant to such vesting date, remained in Continuous Service, whereupon this option shall become fully exercisable with respect to that portion of the shares represented by that installment.

        4. (a) This option may be exercised, to the extent specified above, by delivering a Notice of Exercise (in the form attached hereto or such other form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

           (b) This option may only be exercised for whole shares.




                                       1.

           (c) You may elect to pay the exercise price under one of the following alternatives:

               (i) In cash (or check) at the time of exercise;

               (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Common Stock or pursuant to the terms of irrevocable instructions issued by you prior to the issuance of shares of the Common Stock; or

               (iii) Payment by a combination of the methods of payment specified in subparagraphs (i) and (ii) above.

           (d) By exercising this option you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of the exercise of this option.

        5. The term of this option is ten (10) years measured from the date of grant, subject, however, to earlier termination upon your termination of service, as set forth in Sections 6(f), (g), (h) and (i) of the Plan.

        6. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

        7. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.


                                       Very truly yours,
                                       QUALCOMM Incorporated



                                       By: _____________________________________
                                              Duly authorized on behalf
                                              of the Board of Directors

ATTACHMENTS:   Notice of Exercise
               1998 Non-Employee Directors' Stock Option Plan






                                       2.

                              QUALCOMM INCORPORATED
                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                               NOTICE OF EXERCISE


QUALCOMM Incorporated
6455 Lusk Blvd.
San Diego, CA  92121                      Date of Exercise: ____________________

Ladies and Gentlemen:

        This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.


        Type of option:                     Nonstatutory

        Stock option dated:                 ___________________

        Number of shares for
        which option is exercised:          ___________________

        Certificates to be
        issued in name of:                  ___________________

        Total exercise price:               $__________________

        Cash payment delivered
        herewith:                           $__________________

        Value of ______ shares of
        common stock delivered herewith(1): $__________________


        By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Company's 1998 Non-Employee Directors' Stock Option Plan and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.



                                           Very truly yours,


                                           ___________________________________


-----------
(1) Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.




                                       1.

                              QUALCOMM INCORPORATED
                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                            NONSTATUTORY STOCK OPTION
                                 (ANNUAL OPTION)

______________________, Optionee:

        On ________________, 19___, an option to purchase shares of common stock ("Common Stock") was automatically granted to you (the "Optionee") pursuant to the QUALCOMM Incorporated (the "Company") 1998 Non-Employee Directors' Stock Option Plan (the "Plan"). This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Capitalized terms not explicitly defined in this agreement shall have the meaning assigned to such terms in the Plan.

        The details of your option are as follows:

        1. The total number of shares of Common Stock subject to this option is ten thousand (10,000).

        2. The exercise price of this option is _____________________ ($________) per share, such amount being equal to the Fair Market Value of the Common Stock on the date of grant of this option.

        3. Subject to the limitations contained herein, this option shall become exercisable (i.e., vest) in five (5) equal annual installments with each installment becoming exercisable on January 15 of each of the first, second, third, fourth and fifth years following the date of the grant; provided, however, that you have, during the period from the date of grant to such vesting date, remained in Continuous Service, whereupon this option shall become fully exercisable with respect to that portion of the shares represented by that installment.

        4. (a) This option may be exercised, to the extent specified above, by delivering a Notice of Exercise (in the form attached hereto or such other form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

           (b) This option may only be exercised for whole shares.

           (c) You may elect to pay the exercise price under one of the following alternatives:

               (i) In cash (or check) at the time of exercise;



                                       1.

               (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Common Stock or pursuant to the terms of irrevocable instructions issued by you prior to the issuance of shares of the Common Stock; or

               (iii) Payment by a combination of the methods of payment specified in subparagraphs (i) and (ii) above.

           (d) By exercising this option you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of the exercise of this option.

        5. The term of this option is ten (10) years measured from the date of grant, subject, however, to earlier termination upon your termination of service, as set forth in Sections 6(f), (g), (h) and (i) of the Plan.

        6. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

        7. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.


                                         Very truly yours,
                                         QUALCOMM Incorporated


                                         By: __________________________________
                                                Duly authorized on behalf
                                                of the Board of Directors

ATTACHMENTS:   Notice of Exercise
               1998 Non-Employee Directors' Stock Option Plan





                                       2.

                              QUALCOMM INCORPORATED
                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                               NOTICE OF EXERCISE


QUALCOMM Incorporated
6455 Lusk Blvd.
San Diego, CA  92121                       Date of Exercise: ___________________

Ladies and Gentlemen:

        This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.


        Type of option:                     Nonstatutory

        Stock option dated:                 _________________

        Number of shares for
        which option is exercised:          _________________

        Certificates to be
        issued in name of:                  _________________

        Total exercise price:               $________________

        Cash payment delivered
        herewith:                           $________________

        Value of ______ shares of
        common stock delivered herewith(1): $________________


        By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Company's 1998 Non-Employee Directors' Stock Option Plan and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.



                                           Very truly yours,


                                           _____________________________________


-----------
(1) Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.




                                       1.

                              QUALCOMM INCORPORATED

                             1991 STOCK OPTION PLAN

              ADOPTED BY THE BOARD OF DIRECTORS AUGUST 19, 1991 AS
                AMENDED BY THE BOARD OF DIRECTORS ON MAY 4, 1992,
               SEPTEMBER 8, 1993, AND NOVEMBER 14, 1994 AS AMENDED
               BY THE COMPENSATION COMMITTEE ON NOVEMBER 11, 1994 AS AMENDED BY THE BOARD OF DIRECTORS ON NOVEMBER 6,
                 1995, NOVEMBER 18, 1996, AND NOVEMBER 17, 1997

1.      PURPOSES.

        (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

        (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

        (c) The Company intends that Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Non-qualified Stock Options. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.      DEFINITIONS.

        (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

        (b) "BOARD" means the Board of Directors of the Company.

        (c) "CODE" means the Internal Revenue Code of 1986, as amended.

        (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

        (e) "COMPANY" means QUALCOMM Incorporated, a Delaware corporation.



                                       1.

        (f) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

        (g) "CONTINUOUS SERVICE AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means that the service of an individual to the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Board or the chief executive officer of the Company may determine, in that party's sole discretion, whether Continuous Service as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company or between the Company, Affiliates or their successors. The term of each Option may be extended at the discretion of the Board or the chief executive officer (but not beyond ten (10) years from the date of original grant) for the period of any such approved leave of absence.

        (h) "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated officers of the Company.

        (i) "DIRECTOR" means a member of the Board.

        (j) "DISABILITY" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

        (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (m) "FAIR MARKET VALUE" means, as of any date, the value of the common stock of the Company determined as follows:

            (i) If the common stock is listed on any established stock exchange or traded on the National Market of the Nasdaq Stock Market, the Fair Market Value of a share of common stock shall be the average of the highest and lowest price at which the common stock was sold on such exchange or national market on the last market trading day prior to the date as of which the determination is to be made;

            (ii) If the common stock is quoted on the Nasdaq Stock Market (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer



                                       2.

but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the high bid and high asked prices for the common stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

            (iii) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

        (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (o) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (p) "NON-QUALIFIED STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (r) "OPTION" means a stock option granted pursuant to the Plan.

        (s) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

        (t) "OPTIONED STOCK" means the common stock of the Company subject to an Option.

        (u) "OPTIONEE" means an Employee or Consultant who holds an outstanding Option.

        (v) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (as defined in the Treasury



                                       3.

regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an affiliated corporation receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an affiliated corporation at any time, and is not currently receiving direct or indirect remuneration in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (w) "PLAN" means this 1991 Stock Option Plan.

        (x) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect with respect to the Company when discretion is being exercised with respect to the Plan.

3.      ADMINISTRATION.

        (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how the Option shall be granted; whether the Option will be an Incentive Stock Option or a Non-qualified Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

            (ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (iii) To amend the Plan or an Option as provided in Section 11.

            (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

        (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed

                                       4.

by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this
Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

4.      SHARES SUBJECT TO THE PLAN.

        (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate thirty-three million four hundred thousand (33,400,000) shares of the Company's common stock; provided, however, that of such thirty-three million four hundred thousand (33,400,000) shares, not more than five million three hundred twenty-four thousand four hundred eighty (5,324,480) shares of the Company's common stock (after giving effect to a 2:1 split in the Company's common stock effective February 16, 1994) shall be issued as a consequence of the assumption of options to acquire common stock of QUALCOMM, Inc., a California corporation, (the "Predecessor Company") pursuant to the Predecessor Company's Stock Option Plan, which plan has been terminated. If any Option shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such Option shall again become available for issuance pursuant to exercises of options granted under the Plan.

        (b) The stock subject to the Plan may be unissued shares or reacquired shares, whether bought on the market or otherwise.

5.      ELIGIBILITY.

        (a) Incentive Stock Options may be granted only to Employees. Non-qualified Stock Options may be granted only to Employees, Directors or Consultants.

        (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the



                                       5.

Fair Market Value of such stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c) No Employee shall be eligible to be granted in any calendar year Options covering more than two percent (2%) of the total number of shares of the Company's common stock outstanding on the record date for the Company's 1995 Annual Meeting of Stockholders (1,293,860 shares).

6.      OPTION PROVISIONS.

               Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a) TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

        (b) PRICE. The exercise price of each Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other common stock of the Company or (B) according to a deferred payment arrangement, except that payment of the common stock's "par value" (as defined in the Delaware General Corporation Law) shall not be made by deferred payment, or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d) in any other form of legal consideration that may be acceptable to the Board.

        In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.


                                       6.

        (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Non-qualified Stock Option shall be transferable by the Optionee only upon such terms and conditions as set forth in the Option Agreement for such Non-qualified Stock Option, as the Board or the Committee shall determine in its discretion. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

        (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

        (f) SECURITIES LAW COMPLIANCE. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

        (g) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A CONSULTANT OR DIRECTOR. In the event an Optionee's Continuous Service as an Employee, Director or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee


                                       7.

may exercise his or her Option, but only within such period of time as is determined by the Board, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the case of an Incentive Stock Option, the Board shall determine such period of time (in no event to exceed ninety (90) days from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance pursuant to Options granted under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance pursuant to Options granted under the Plan.

        (h) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Service as an Employee, Director or Consultant terminates as a result of the Optionee's Disability, then: (i) the Option may continue under its original terms, if so provided in the Option Agreement, or (ii) if the Option Agreement does not provide for the continuation of the Option under its original terms, then the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination (or such shorter period specified in the Option Agreement), and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Option does not continue under its original terms and the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance pursuant to Options granted under the Plan. If, after termination, the Option does not continue under its original terms and the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance pursuant to Options granted under the Plan.

        (i) DEATH OF OPTIONEE. In the event an Optionee's Continuous Service as an Employee, Director or Consultant terminates as a result of Optionee's death or due to the Optionee's Disability and such termination due to Disability is followed by the Optionee's death, then: (i) the vesting of all unvested shares may be accelerated as of the date of the death of the Optionee, if so provided in the Option Agreement, or (ii) if the Option Agreement does not provide for the acceleration of the vesting of all unvested shares, then Option may be exercised, at any time within twelve (12) months following the date of death (or such shorter period specified in the Option Agreement) (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to



                                       8.

exercise the Option at the date of death. If, the Option Agreement does not provide for the acceleration of the vesting of all unvested shares and, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance pursuant to Options granted under the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance pursuant to Options granted under the Plan.

        (j) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

        (k) WITHHOLDING. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

7.      COVENANTS OF THE COMPANY.

        (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

        (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.      USE OF PROCEEDS FROM STOCK.


                                       9.

        Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.      MISCELLANEOUS.

        (a) The Board shall have the power to accelerate the time at which an option may first be exercised or the time during which an Option or any part thereof will vest pursuant to subsection 6(e) only for purposes of allowing early exercise, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

        (b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

        (c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Director or Consultant or Optionee any right to continue in the service of the Company or any Affiliate or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee, with or without cause, to remove any Director as provided in the Company's By-Laws and the provisions of the General Corporation Law of the State of Delaware, or to terminate the relationship of any Consultant subject to the terms of that Consultant's agreement with the Company or Affiliate to which such Consultant is providing services.

        (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

10.     ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration of the Company), the Plan will be appropriately adjusted in the type(s) and maximum number of securities subject to the Plan as well as the maximum number of securities subject to award to any Employee during any calendar year pursuant to subsection 5(c), and each outstanding Option will be appropriately adjusted in the type(s), number of securities, and price per share of stock subject to the

                                      10.

outstanding Option. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

        (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to options held by persons then performing services as Employees, Directors or Consultants for the Company, the time at which such Options may first be exercised shall be accelerated and the Options terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any Options outstanding under the Plan shall terminate if not exercised prior to such event.

         (c) In addition, with respect to any person who was providing Continuous Service as an Employee, Director or Consultant immediately prior to the consummation of the Change in Control, any Options held by such person shall immediately become fully vested and exercisable (and any repurchase right by the Company with respect to shares acquired by such person under an Option shall lapse) if such person is Involuntarily Terminated Without Cause or Constructively Terminated within twenty-four (24) months following the Change in Control. Notwithstanding the preceding sentence, in the event all of the following occurs: (i) such contemplated Change in Control would occur prior to December 18, 1999 (the date two (2) years following the adoption of this Section 10(c)); (ii) such potential acceleration of vesting (and exercisablilty) would by itself result in a contemplated Change in Control that would otherwise be eligible to be accounted for as a "pooling of interests" accounting transaction to become ineligible for such accounting treatment; and (iii) the potential acquiror of the Company desires to account for such contemplated Change in Control as a "pooling of interests" transaction, then such acceleration shall not occur. Additionally, in the event that the restrictions upon acceleration provided for in the immediately preceding sentence by itself would result in a contemplated Change in Control to become ineligible to be accounted for as a "pooling of interests" accounting transaction, then such restrictions shall be deemed inoperative. Accounting issues shall be determined by the Company's independent public accountants applying generally accepted accounting principles.

         For purposes of the Plan, Constructively Terminated shall mean the voluntary termination of employment by Optionee after any of the following are undertaken without Optionee's express written consent: (a) the assignment to Optionee of any duties or responsibilities which result in a material diminution or adverse change of Optionee's position, status or circumstances of employment, but does not include a mere change in title or reporting relationship; (b) reduction by the Company in Optionee's base salary; (c) any failure by the Company to continue in effect any benefit plan or arrangement, including incentive plans or plans to receive securities of the Company, in which Optionee is participating (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect Optionee's participation in or reduce Optionee's benefits under any Benefit Plans or deprive Optionee of any fringe benefit then enjoyed by Optionee, provided, however, that Optionee's termination is not deemed to be Constructively Terminated if the Company offers a range of benefit plans and programs which, taken as a whole, are comparable to the Benefit Plans; (d) a relocation of Optionee or the Company's principal business offices to a location more than fifty (50) miles from the location at which Optionee performs duties, except for required travel by Optionee on the Company's business to an extent substantially consistent with Optionee's business travel obligations; (e) any breach by the Company of any material agreement between Optionee and the Company concerning Optionee's employment; or
(f) any failure by the Company to obtain the assumption of any material agreement between Optionee and the Company concerning Optionee's employment by any successor or assign of the Company.

         For purposes of the Plan, Involuntarily Terminated Without Cause shall mean dismissal or discharge of Optionee for any reason other than Cause, death or Disability.

         For purposes of the Plan, Cause shall mean any of the following: (a) an intentional act which materially injures the Company; (b) an intentional refusal or failure to follow lawful and reasonable directions of the Board or an individual to whom participant reports (as appropriate); (c) a willful and habitual neglect of duties; or (d) a conviction of a felony involving moral turpitude which is reasonably likely to inflict or has inflicted material injury on the Company.

11.     AMENDMENT OF THE PLAN.

        (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

            (i) Increase the number of shares reserved for options under the Plan;

            (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

            (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of
Section 422 of the Code or to comply with the requirements of Rule 16b-3.

        (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

                                      11.

        (c) Rights and obligations under any Option granted before amendment of the Plan or of such Option shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

        (d) The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights and obligations under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and
(ii) such person consents in writing, and; provided, further, that any repricing of outstanding Options shall in no event apply to Officers as defined in subsection 2(q) or to persons denominated as officers of the Company by the Board.

        (e) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

12.     TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on August 18, 2001, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

13.     EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company.


                                      12.

                                                     PRELIMINARY PROXY MATERIALS



PROXY                        QUALCOMM INCORPORATED                         PROXY

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 10, 1998

The undersigned hereby appoints Irwin Mark Jacobs and Harvey P. White, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of QUALCOMM Incorporated (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 6455 Lusk Boulevard, San Diego, California 92121 on Tuesday, February 10, 1998 at 9:00 a.m. local time and at any and all continuations and adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5 AND 6 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

    YOUR VOTE IS IMPORTANT. THEREFORE, YOU ARE URGED TO COMPLETE, SIGN, DATE,
      AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                   (Continued and to be signed on other side)

                              QUALCOMM INCORPORATED
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
           NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3, 4, 5 AND 6.

1. To elect four directors whether by cumulative voting or otherwise, to hold office until the 2001 Annual Meeting of Stockholders.

NOMINEES:   Irwin Mark Jacobs, Andrew J. Viterbi, Adelia A. Coffman and
Neil Kadisha

For All     Withhold All            For All Except          Nominee Exception

(INSTRUCTION: To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) above.)

2.   To approve the Company's Restated Certificate of Incorporation, as amended.

3.   To approve the Company's 1991 Stock Option Plan, as amended.

4.   To approve the Company's 1991 Employee Stock Purchase Plan, as amended.

5. To approve the Company's 1998 Non-Employee Directors' Stock Option Plan as an amendment and restatement of the Company's existing Non-Employee Directors' Stock Option Plan.

6. To ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the Company's fiscal year ending September 27, 1998.

FOR   AGAINST    ABSTAIN



                                    Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

                                    DATED____________________________, 1998

                                    ________________________________________
                                    Signature

                                    ________________________________________
                                    Signature

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.